As filed with the United States Securities and Exchange Commission on June 30, 2017

Registration No. ____________

____________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________________________________

US EXP GROUP INC.

(Exact name of Registrant as Specified in its Charter)

NEVADA (State or other jurisdiction of incorporation or organization)	7370 (Primary Standard) Industrial Classification Code Number)	81-4673824 (I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices, principal place of business and name, address and phone number of service agent)

____________________________________________

COPIES TO:	DR. WENYI YU	COPIES TO:	RICHARD W. JONES
	160 KERNS AVENUE		JONES, & HALEY, P.C.
	BUFFALO, NEW YORK 14211		115 PERIMETER CENTER PLACE
	(716) 200-1162		SUITE 170
ATLANTA, GEORGIA 30346
(770) 804-0500

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or combination basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-3 of the Exchange Act. (Check one):

[ ]Large accelerated filer [ ]Accelerated filer

[ ]Non-accelerated filer [x]Smaller reporting company

(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check made if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard to Section 7 (a)(2)(B) of the Securities Act. [ ]

CALCULATION OF REGISTRATION FEE

____________________________________________________________________________________________

Title of Each Class of Securities To Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (2)
Common Stock $.0001 Par Value	3,327,414 Shares	5.00	$16,637,070	$1,664

________________________________________________________________________________________________

(1)       The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) of the Securities Act. Our shares of common stock are not traded on any national exchange and in accordance with Rule 457(o) the offering price was determined by the price of the shares that were sold to some of our shareholders in a private placement. We intend to apply to have our shares of Common Stock quoted on the OTCBB. The price of $5.00 is a fixed price at which the selling shareholders may sell their shares until our shares of common stock are quoted on the OTCBB marketplace and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. Before our shares of Common Stock can be quoted on the OTCBB, the Financial Industry Regulatory Authority (“FINRA”) must approve a Form 211 application filed by a licensed market maker. There can be no assurance that: (1) a market maker will agree to file the Form 211 Application; (2) that FINRA will approve the Form 211 Application; or (3) that our application to be quoted on the OTCBB marketplace will be approved.

(2)       Calculated under Section 6(b) of the Securities Act of 1933 as .00003930 of the aggregate offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS Subject to completion, dated June 30, 2017.

Preliminary Prospectus dated June 30, 2017

US EXP GROUP INC.

3,327,414 Shares of Common Stock

US EXP GROUP INC., is registering an aggregate of 3,327,414 shares of our common stock to be sold, from time to time, by the Company or one or more of the selling shareholders. The selling shareholders are offering 3,059,500 shares of the Company’s common stock and the Company is offering 267,914 shares of its common stock. The shares may only be offered and sold, from time to time, using this prospectus in transactions at a fixed offering price of $5.00 per share until a trading market develops in our common stock, at which time the selling shareholders may sell shares at prevailing market prices, which may vary, or they may sell shares at privately negotiated prices. The proceeds from the sale of the selling shareholders' shares will go directly to the selling shareholders and will not be available to us, while the proceeds from the sale of shares by the Company will go directly to the Company.

The selling shareholders and any broker/dealer executing sell orders on behalf of the selling shareholders are "underwriters" within the meaning of the Securities Act of 1933, as amended.

Currently, no public market exists for our common stock. We will seek to have a market maker publish quotations for our common stock on the OTC Bulletin Board ("OTCBB"), which is maintained by the Financial Institutions National Regulatory Authority (“FINRA”). However, we have no agreement or understanding with any potential market maker to do so. We cannot assure you that a public market for our common stock will develop. Ownership of our common stock is likely to be an illiquid investment.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. WE URGE YOU

TO READ THE "RISK FACTORS" BEGINNING ON PAGE 8.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

June 30, 2017

US EXP GROUP INC.

PROSPECTUS

PROSPECTUS

We have agreed to bear the expenses relating to the registration of the shares of the selling shareholders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and as a result we are subject to reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Common Stock in “Risk Factors” beginning on page 8 of this prospectus.

Below are some screen shots from our website at www.PWORLD.net

Notes: relations among pages
PWORLD.net
Directory
webpage 5
P Day
Pray for all global patients,
Wish you a better future!
Events Calendar
P Day
Live Stream
webpage 10
Personal Home Page
Find Helpful Info
Find Friends
Login
webpage 11
About Us
Investor Relations
webpage1
theme page
Directory
webpage 3
advanced membership
Open new account
subscription agreement
Login
webpage 4
P Film Festival
upload my video
Login
Directory
P Day
Events Calendar
Live Stream
Patients Daily
Medical Daily
Emergency Info
Digital entertainment
Products for sale
Upload your products
Creative works
Personal Home Page
Find Helpful Info
Find Friends
About Us
Investor Relations
company info
Open new account
subscription agreement
advanced membership
Login
Services to provide
Upload you service information
P Mall
commerce
webpage 2
icon page
webpage 8
Products for sale
Upload your products
Services to provide
Upload you service information
P Mall
Login
webpage 9
Patients Daily
Medical Daily
Emergency Info
Login
webpage 7
Digital entertainment
Login
webpage 6
PWORLD Arts
upload your works
Creative works
Login

1

Notes: relation among secondary pages

internal mutual links among the 4 pages
internal mutual links among the 4 pages
Date: January 28, 2017 Saturday
P Day
Directory
Events Calendar
English Español 中文 Français Italiano 한국어 Deutsch 日本語
Personal Home Page
About Us
Investor Relations
company info
account
humanistic care
online news
patient info
internal mutual links among the 3 pages
NEWS
Patients Daily
P Film Festival
Comments on and suggestion to my illness
Open new account
subscription agreement
DAILY NEWS
Medical Daily
Live Stream
Find Helpful info
username
info@usexpgroup.com
password
advanced membership
Login
Emergency Info
Digital entertainment
Find Friends
Products for sale
Upload your products
my products for sale
Creative works
Services to provide
Upload you service information
P Mall
E-commerce
internal mutual links among the 4 pages

Date: January 28, 2017 Saturday

P Day

English | Español | 中文 | Français | Italiano | 한국어 | Deutsch | 日本語

Directory

Events Calendar

Personal Home Page

About Us | Investor Relations

company info

online news

- Patients Daily
- Medical Daily
- Emergency Info

humanistic care

- P Film Festival
- Live Stream
- Digital entertainment

patient info

- Comments on and suggestion to my illness
- Find Helpful Info
- Find Friends

account

- Open new account
- subscription agreement
- advanced membership

username

info@usexpgroup.com

password

••••••••

Login

E-commerce

- Products for sale
  Upload your products
- my products for sale
  Creative works
- Services to provide
  Upload you service information
- P Mall

2

PWORLD Arts

upload your works

username

info@usexpgroup.com

password

••••••••

my products for sale

Creative works

Login

English Español 中文 Français Italiano 한국어 Deutsch 日本語

3

username

info@usexpgroup.com

password

••••••••

Digital entertainment

Login

English Español 中文 Français Italiano 한국어 Deutsch 日本語

Products for sale
Upload your products

Services to provide
Upload you service information

P Mall

username

info@usexpgroup.com

password

••••••••

Login

English Español 中文 Français Italiano 한국어 Deutsch 日本語

4

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, and the accompanying notes to those financial statements before making an investment decision. In this Prospectus, the term “US EXP GROUP”, “the Company,” “we,” “us,” and “our” refer to US EXP GROUP INC. or any of its subsidiaries, unless the context otherwise requires.   In addition, any references to "financial statements" are to our financial statements contained herein, except as the context otherwise requires and any references to "fiscal year" refers to our fiscal year ending December 31. Unless otherwise indicated, the terms "Common Stock," "common stock" and "shares" refer to shares of our $.001 par value, common stock.

Where You Can Find Us

Our principal executive office is located at 160 Kerns Avenue, Buffalo, New York, 14211. Our telephone number is (716) 200-1162.

Securities Being Offered

267,914 shares of Common Stock to be sold by the Company and 3,059,500 shares of Common Stock to be sold by selling shareholders. This 3,527,414 shares represent 16.4% of our current outstanding Common Stock, which is based on 20,278,400 shares of Common Stock outstanding as of March 31, 2017.

Common stock offered by the Company: 267,914 shares

Common stock offered by the selling stockholders: 3,059,500 shares

Common Stock Outstanding Before the Offering: 20,278,400 shares

Common stock to be outstanding after this offering, assuming all the shares offered are sold: 20,546,314 shares

Initial Offering Price: Use of proceeds:

The selling shareholders and the Company will sell their shares at $5.00 per share until the Company’s shares are quoted on the OTCBB and thereafter they will sell them at the prevailing market price. The five-dollar price was arbitrarily determined by our board of directors and may not be indicative of the real value of a share of our common stock.

The total proceeds are estimated to be $1,339,570 assuming all the shares offered are sold; the underwriting discount percentage is up to 7% ($93,770), costs related to this offer and OTCBB listing except underwriting discounts are $185,500, the total expense for this offering is estimated to be $279,270; the net proceeds are estimated to be $1,245,800; the budget for regular business administration and operation is estimated at $1,060,300 for the year 2017.

$1,060,300 of the proceeds of the offering will be used to create the website www.PWORLD.net, to maintain it, to implement events-driving plans, and for the general management of the Company and website promotion. The funds to be raised will cover all the costs for human capital, events and facilities, hardware, copyrights and website maintenance, office and daily administration.

5

Termination of the Offering:

The offering will conclude upon the earliest of: (1) such time as all of the Common Stock has been sold pursuant to the registration statement of which this prospectus forms a part (the “Registration Statement”); or (2) such time as all of the Common Stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Terms of the Offering:	The Company and the selling shareholders will determine when and how they will sell the Common Stock offered in this prospectus.
Market for Our Common Stock:	There is currently no market for our Common Stock and we cannot assure you that a market will develop. We intend to apply to have our shares of Common Stock quoted on the OTCBB marketplace. Before our shares of Common Stock can be quoted on the OTCBB marketplace, FINRA will have to approve a Form 211 Application filed by a market maker. There can be no assurance that: (1) a market maker will agree to file the Form 211 Application; (2) that FINRA will approve the Form 211 Application; or (3) that our application to be quoted on the OTCBB marketplace will be approved by OTC Markets Group Inc.

6

Risk Factors: Business of the Company

The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. The risk may be derived from multiple sources such as user development, website promotion events, intellectual property, platform stability and web technology support, online advertising, creative works, digital entertainment, facility and property management, diversified employment pool, business model and ability to monetize our service, international development, et al. For more information, please see “Risk Factor” beginning on page 8.

US EXP GROUP INC. is in the business of providing humanistic and artistic care to patients and it does so primarily through its website PWORLD.net.

PWORLD.net is designed to create a virtual patient world. The purpose of this world is to enrich and improve the patient’s life. PWORLD.net will offer psychological and emotional support in order to reduce the fear the user will have to “go it alone”.

PWORLD.net will provide information and discussion on conditions, treatments, symptoms, research, financial considerations, legal con-siderations, fund-raising and the future of healthcare. Public and private discussion groups will facilitate communication between users, their families, friends, medical professionals, as well as all other interested parties. Our online newspaper “Patient Daily” will collect stories from our users, our “Medical Daily” will keep users up to date on all medical issues.

PWORLD.net will cater to the patient’s artistic side thereby improving their quality of life. Users will be able to share, sell and auction their videos, pictures, poems and short stories.

PWORLD.net will also have an e-commerce platform. Users will be able to sell their medical related items and artistic works in the P-Mall. Users will have the option to donate their proceeds to their favorite charity.

PWORLD.net will be a virtual worldwide community with a universal translator so users can communicate no matter their native language.

PWORLD.net’s target audience are patients, hospitals, clinics, physicians, pharmacies, medical equipment manufacturers, nutritionists, supplemental manufacturers, psychologists, insurance companies, advertisement agencies, artists, culture and artistic companies.

PWORLD.net will be designed to attract new users by offering special events and contests. It is anticipated that PWORLD.net’s principal cash flow will be from upgrading users to subscribers, ad revenue, digital entertainment, and fees from sales in the P-Mall.

7

  Emerging Growth Company

The Jumpstart Our Business Strategy Act (“Jobs Act”) was enacted on April 5, 2012 in order to loosen the restrictions on small business. We qualify as an “emerging growth company” as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. For more details regarding emerging growth companies, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Nature of Operations and Summary of Significant Accounting Policies.”

CAUTIONARY STATEMENT REGARDING FORWARDLOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forwardlooking statements.” Such forwardlooking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forwardlooking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forwardlooking statements, but the absence of these words does not mean that a statement is not forwardlooking.

The forward looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forwardlooking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forwardlooking statements.

RISK FACTORS

Please consider the following risk factors before deciding to invest. This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below and all of the information contained in this prospectus before deciding whether or not to purchase our common stock. The risks and uncertainties described below are those that our management currently believes may significantly affect us. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed and investors in our common stock could lose part or all of their investment in our shares.

RISKS RELATED TO THE NATURE OF OUR SERVICE

As a patient website aimed at promoting communication among patients, our success will be dependent upon two factors: 1. The user base (UB) 2. Average user's engagement level (AUEL). The subscription scale (SS), which is expressed as SS= {UB, AUEL...}if we cannot maintain an adequate SS level, we will not be successful.

THE DEVELOPMENT OF SUFFICIENT USERS/CLIENTS IS CRITICAL TO OUR SUCCESS. IF WE CAN’T ATTRACT SUFFICIENT USERS, QUITE SIMPLY OUR BUSINESS GROWTH MAY BE SIGNIFICANTLY LIMITED.

Users of our website will be able to stay connected with their family, friends, medical professionals, various products, and social resources. The concept User here refers only to subscribers to this website. Advertisers, medical suppliers and facilities, MD’s, pharmaceutical companies are also users of the site and provide a significant share of our revenue. The User base is aggregate subscribers of our website during a certain period. In general, the monthly active user base (MAUB) is a measure of the success of a website. As a new website, the ability to enroll subscribers must be proven, and the promotion of our website will be one of our singular goals. In theory, the MAUB growth rate is affected by:

8

1. Patient population;

2. Patient’s willingness to share public communication;

3. The convenience of our website;

4. The brand strength of our business;

5. The products we provide or advertisers have;

6. The contents subscribers post;

7. The competition among similar services;

8. The existing social media;

9. Our website promotional investments; and

10. The technical security of our website.

The negative result of any one of the above factors can adversely affect our revenue and our potential for success.

THE DEVELOPMENT OF USER’S ENGAGEMENT LEVEL IS CRITICAL TO OUR SUCCESS. IF WE CANNOT PROVIDE A SATISFACTORY EXPERIENCE TO USERS, OUR BUSINESS MAY NOT GROW.

Users can create contents and generate feedback, and the more they do, the better their engagement. User engagement level has a direct relation to the experience they have with a website, and their expectations. Of course, a consumer's expectations and experience is difficult to ascertain in advance. All websites are not successful, and we may not be successful in engaging a sufficient number of users. Theoretically, user engagement level is affected by:

1. The quality and diversification of products and services we provide;

2. Number of Users;

3. Efficient Internet displays of contents that Users present;

4. Fast updates and velocity of contents;

5. The level of communication among clients; and

6. The number of regular customers.

The negative result of any of the one above factors will adversely affect our revenues and potential for success.

WE ARE SUBJECT TO SEVERE COMPETITION TO ATTRACT ADVERTISING DOLLARS TO OUR WEBSITE

Advertisement here refers to advertisers posting their products and services onto our website, which includes but is not limited to online advertising, online marketing for other sites and apps, plus our website platform may deliver promotional messages to Users. As an online advertising site, we face substantial competition, including competition from websites with much more resources than we have. For example, people may use new technologies to block or obscure the display of our website’s ads and contents, which could result in site interruption or site corruption. Enrolling advertisers in an increasingly competitive market is very difficult and we may not be successful in doing so.

WE ANTICIPATE THAT OUR REVENUE WILL COME MOSTLY FROM ADVERTISING. THE LOSS OF ADVERTISERS, OR REDUCTION IN SPENDING BY ADVERTISERS, COULD SIGNIFICANTLY AFFECT OUR REVENUE

As a patient website which can meet the demands of multiple advertisers, our advertising revenue is mainly dependent on two factors: 1. Advertiser scale or quantity (AS) 2. Average investment per advertisement (AIPA). The advertisement revenue (AR) can be expressed as AR = {AS, AIPA...} If we cannot maintain a satisfactory AR level we will not be successful.

9

THE DEVELOPMENT OF ADVERTISING DOLLARS IN SUFFICIENT QUANTITY IS CRITICAL TO OUR SUCCESS. IF WE CANNOT ATTRACT SUFFICIENT ADVERTISERS, OUR BUSINESS GROWTH MAY BE ADVERSELY AFFECTED

Advertising quantity is the aggregate advertisers invest on our website during a certain period. As a new website, we will require a certain timespan to acquire and attract advertisers. In theory, advertiser quantity is affected by the following factors:

1. The macroscopic economic cycle;

2. The economic development of medical and pharmacology business;

3. The quantity of users as subscribers;

4. The experience our website provides to users;

5. Advertising revenue from our website;

6. Our website promotion and marketing;

7. The advertising resource management proficiency of our website, including ad inventory management which affects the number, size, and prominence of ads to be displayed;

8. The competitive strength among companies in the same industry; and

9. The balance between advertising effectiveness (Type, frequency, prominence, and size of ads) and other contents displayed.

The negative result of any one of the above noted factors will adversely affect earnings and our potential for success.

IF WE CAN'T PROVIDE A SATISFACTORY RETURN TO ADVERTISERS, AND IF WE CANNOT DEMONSTRATE THAT RETURN TO OUR ADVERTISERS OUR REVENUE MAY BE SIGNIFICANTLY HARMED

Average investment per advertisement is the advertising investment amount per advertiser by average during certain period. Advertisers emphasize web traffic, which is the amount of data sent and received by visitors to a web site. As a new site, since we have no traffic statistics, our preliminary advertisers may invest on our website tentatively. That investment may be short-term, for small amounts and irregular. Theoretically, the investment amount per advertiser is affected by the following factors:

1. The expected ROI of advertisers;

2. The macroscopic economic cycle;

3. Advertiser’s economic status and business strategy;

4. Our subscriber quantity;

5. The style, design, products, and services available on our website and related resources;

6. The promotional investment quantity of our website;

7. Our practices and ability to maximize the Website's advertising for value; and

8. The comparative advantages and weakness of our website among services of a similar nature, although our delivery of creativity should make us unique.

The negative result of any one of the above will adversely affect our earnings and our potential for success.

10

THERE ARE SEVERAL TYPES OF INTERNET ADVERTISING INCLUDING INTERACTIVE ADVERTISING, E-MAIL ADVERTISING, AND VIRAL MARKETING THAT ARE REGULATED BY MANY STATUTES, PARTICULARLY THOSE ADMINISTERED BY THE FEDERAL TRADE COMMISSION (FTC). IF THERE ARE VIOLATIONS, OUR ADVERTISEMENT SERVICES COULD BE NEGATIVELY IMPACTED.

The FTC monitors and enforces laws regarding online advertising, and has enforcement or administrative responsibilities under more than 70 statutes. Online advertising issues may be through false advertising, theft of intellectual property rights, privacy, contests and sweepstakes, and much more. FTC has issued “Guides Concerning the Use of Endorsements and Testimonials in Advertising”, which may require those giving testimonials to disclose their relationship with a Company if it benefits them directly. The best references are untouched by the advertisers, and many do this now, including even any and all negative referrals, which encourages potential buyers to trust them. For some of our advertising and promotional events, we may use patient’s names and photos and post them on our website, obviously with permission only. In Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, it defines a commercial electronic mail message as “any electronic mail message, the primary purpose of which is the commercial advertisement or promotion of a commercial product or service.” (Including content on an Internet website operated for a commercial purpose) More importantly, it clearly points out the legitimate ways to use emails for normal commercial services. If we fail to comply with these requirements we could suffer damages.

RISKS RELATED TO THE DEVELOPMENT OF SUBSCRIBERS AND MARKETING

Investment is important to the development of subscribers. Developing clients is also an art and science, and the most successful websites have learned this. If we are unable to develop a reasonable subscriber base we might not be successful.

WEBSITE PROMOTION SKILL IS CRITICAL TO ENROLL SUBSCRIBERS. IF WE CANNOT MOTIVATE VISITORS TO ULTIMATELY SUBSCRIBE, WE WILL FAIL

To attract clients and medical professionals to use our website, there are many promotional skills to develop potential subscriber’s interest about our website. Some of the skills are listed below:

1. Integration and compromise between our business target and customer’s demands;

2. An efficient way to communicate with patients and medical professionals in a simple to understand way;

3. Critical editing, and the creation of unique stories, and a forum’s topic and original posts, great contents in all respects, including chat room conversations, etc.;

4. Convenience of graphics for audience and the plan of introducing pictures, info-graphic and graphic stories & contents, favicons, emoticons, and videos;

5. Display pleasing aesthetics through designs for primary and all pages plus graphics and videos, including ads. Appearances count, viewers will always return more to visually pleasing and easy to use sites;

6. The management talents of the content administrator and moderator in dealing with topics, threads, posts, private messages, chat discussions, and stopping any trolling or spamming.

7. Introducing new technologies as they become available to promote communications between the website and potential and existing users; To be a leader in the field by the rational allocation of our resources and continuously learning from competitors; and

8. The ability to design an aesthetically pleasing website.

A poor result of any one of the above noted factors will adversely affect our business.

11

THE DEVELOPMENT OF ADVANCED MEMBERS IS CRITICAL TO OUR SUCCESS. IF WE CAN’T ATTRACT SUFFICIENT ADVANCED MEMBERS, OUR BUSINESS GROWTH MAY BE ADVERSELY AFFECTED.

The development of unique applications will allow the Company to charge a monthly, quarterly, or annual fee for access to certain advanced applications and content. We anticipate that such advanced memberships will be an important source of revenue. We anticipate that our ability to attract such advanced memberships will be affected by the following factors, among others:

1. The quality of the Patient Daily to be delivered to advanced members;

2. The purchase discount we provide to advanced members;

3. The sophistication and attractiveness of events for advanced members; and

4. The aesthetic design, and the products and services of our website and related resources.

If we are unable to attract advanced members our revenue will be adversley affected.

WE MAY FACE LOSSES AS A WEBSITE CONTENT PROVIDER

The opinion of our users and members about the patient website may change dramatically when they are stimulated by internal and external factors. The patient's opinions on the quality, value or usefulness of our products will vary. This will be a challenge for our service. The web chat room's primary use is to share information via text between a group of people. Some users may post rumors and false information on occasion. An internet forum, blog, or message board, is an online discussion site where users can hold conversations in the form of posted messages. It can also be used for illegal purposes. As a content provider, we are exposed to claims related to defamation, violation of intellectual property rights, and privacy rights.

THE COMPANY FACES RISKS RELATED TO THE CONTENT POSTED BY USERS AND OUR EMPLOYEES

Third parties may attempt to coerce employees or users to disclose information in order to gain access to proprietary data or our user's personal data. Some platform developers may store information provided by our users through apps on the company platform or web sites integrated with the Company. If these third parties or platform developers fail to comply with security terms and policies, our user's data may be improperly disclosed and we could face liability for such disclosure.

LIABILITY FOR CONTENT NOT COVERED BY THE COMMUNICATION DECENCY ACT COULD NEGATIVELY IMPACY OUR BUSINESS.

The Communications Decency Act (CDA) of 1996 protects freedom of expression and innovation on the Internet and says that "No provider or user of an interactive computer service shall be treated as the publisher or speaker of any information provided by another information content provider." Regardless, the Company may still face the following liability related to content service in some situations:

1. Fraudulent information posted by users and our employees;

2. Deceptive advertising;

3. Illegal disclosure of patient's medical records and related information;

4. Intellectual Property infringement issues; and

5. Libel and false claims.

The negative impact of any one above items could adversely affect our earnings, and our potential for success.

12

FAILURE TO OBTAIN USEFUL INFORMATION ON OUR WEBSITE COULD RESULT IN LOSSES

Several of our competitor’s high traffic blogs or discussion groups will compete for users with the Company. A blog allows posting of text, images, audio, video, hyperlinks to other web pages and other related material. Readers may post comments in an interactive format. Any “thread” could become popular and see much activity. Our topic may overlap with our competitor’s blogs. We are not certain that our users will be satisfied with the content we present and consider the information useful and relevant to them. If the content is not the type users are looking for, the Company will have to invest more time and effort improving content, costing money and it will decreasing our earnings.

WE HAVE INSUFFICIENT KNOWLEDGE AND EXPERIENCE ON HOW TO DEAL WITH POTENTIAL THREATS SUCH AS DISCLOSURE OF CONFIDENTIAL INFORMATION, UNAUTHORIZED USE/INFRINGEMENT OF INTELLECTUAL PROPERTY, DEFAMATION, and FALSE ENDORSEMENTS

Some content may be very sensitive. We may be exposed to losses related to claims of libel, defamation of character, and breach of privacy. As a form of social media, we may have some content such as employee blogs, disclosure of trade secrets, disclosure of financial information, or information related to children, which could expose us to losses.

WE COULD BE LIABLE FOR EXPOSURE OF CONFIDENTIAL INFORMATION

The U.S. Department of Health and Human Service's HIPAA Privacy Rule requires doctors, nurses, pharmacies, hospitals, nursing homes, and other health care providers to protect the privacy of individual health information. If we allow such information to be disclosed we could face liability.

WE COULD BE LIABLE FOR THE ACTION OF HACKERS

E-Commerce faces a variety of challenges. The Company’s website will provide an online exhibition of products for sale by users. Users may create a Patient Shopping Mall (P-Mall). Our e-commerce platform may be attacked by hackers, viruses, worms, malware and possibly even company employees. Hacktivists may attack our platform for political cause; computer criminals may hack for profit or financial benefits, and cyberterrorists may damage the infrastructure of our website. Such articles could damage our website and could expose us to legal liability.

THE DEVELOPMENT OF E-COMMERCE IS CRITICAL TO OUR SUCCESS. IF WE CANNOT DEVELOP PATIENTS' PRODUCTS FOR SALE, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

The E-commerce here refers to the exhibition and sale of users’ creative works, products and intellectual property on our e-commerce platform. Our Company will receive a percentage of the sale price as a commission on the sale of such products. ClickWrap technology will be used to record contracts with sellers. The Terms of Service will be amended as needed to address problems as the occur.

The revenue from E-commerce may be affected by the following factors:

1. The value of products exhibited and sold;

2. The quality, diversity, and price of the products offered for sale;

3. The actual sale price;

4. The ease of use of our e-Commerce service;

5. The commission paid by the seller for using our website;

6. The effectiveness of sales and marketing campaigns;

7. Returns and charge backs;

8. Delivery and logistics; and

The negative result of any one above factor will adversely affect our earnings and our potential for success.

13

THE DEVELOPMENT OF DIGITAL ENTERTAINMENT SERVICE IS CRITICAL TO OUR SUCCESS. IF THE SERVICE CAN'T REACH A BREAK-EVEN POINT, OUR BUSINESS GROWTH MAY BE ADVERSELY AFFECTED.

Our website will provide digital entertainment to patients in order to help them cope during difficult times. Content will include films, videos, animation, gaming and music. Content can be displayed on PCs, tablets or mobile devices. Authors may offer free content or may charge based on download. These charges will be a source of revenue to the Company and such revenues may be affected by the following factors:

1. The quality and popularity of the entertainment content provided;

2. The size the Patient Website user base;

3. The total cost to use the entertainment products including rates charge by the Website; and

4. The sales and marketing resources committed to expand the service.

Failure to achiever the factors listed above could negatively affect our business and our prospect for success.

CREDIT CARD PAYMENTS MAY CREATE CERTAIN RISKS TO THE COMPANY

Our services may also be impacted by issues related to money transmission, gift cards and other prepaid access instruments, electronic funds transfers, banking and lending. These electronic transfers could put the Company at risk of violations for charge backs as well as other legal violations such as money laundering, terrorist financing and gambling.

Charge backs and customer disputes may increase our costs and divert our management time with negotiation and/or arbitration. It is possible that illegal activities by users, developers, employees or third parties and these could create liabilities for the Company.

DIGITAL ENTERTAINMENT HAS ARTISTIC COPYRIGHTS. IF THERE IS VIOLATION OF COPYRIGHTS, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

Copyright issues for film, television, animation, game and music are litigated frequently in the U.S. and the world. The digital entertainment services we provide could create risks associated with the following:

1. IP for written and artistic expression;

2. Patents for tangible items; and

3. Trademarks for brands and logos.

There are so many regulations governing digital entertainment such as USPTO and Trade-Related Aspects of Intellectual Property Rights, The Copyright Act of 1976, Rules of Practice in Trademark Cases; the Trademark Act of 1946, and Defend Trade Secrets Act of 2016. Copyrights created after January 1, 1978 have protection during the life of the author plus 70 years, and the Work-Made-For-Hire rule has 95 years term and 120 years term. While "fair use" allows limited use of a copyrighted works for those purposes such as teaching, criticism, reviews, news reporting, and research, sometimes only a court can decide what kind of use is "fair use". If we violate such laws or if we infringe on the intellectual property rights of others, the Company may be liable for economic compensation or other penalties.

SPECIAL EVENT MANAGEMENT IS IMPORTANT TO OUR SUCCESS. IF THE PLANNING, LIVE STREAMING, ARE NOT SUCCESSFUL, OUR BUSINESS PROSPECTS MAY BE ADVERSELY AFFECTED.

Special events are one of the most powerful keys to penetrate a target market and build the Website's brand. It functions to increase both subscriber sales, and advertiser revenues that generate cash flow. A clever Special Events marketing strategy will help the Website to increase sustainability. Factors related to special events management include:

14

1. A well-prepared events strategy, and both short-term and long-term plans;

2. A professional team to manage events efficiently;

3. Substantial sales and marketing budget;

4. Professional events promotion to maximize value;

5. Multiple media market advertising of events; and

6. Reliable technical support;

Failure to accomplish the factors noted above will adversely affect our revenues and our potential for success.

Failure to attract users to our events could degrade our revenues and revenue growth.

RISKS RELATED TO TECHNIQUE AND PLATFORM

The patient website will operate in an open environment. The physical server is provided by a hosting company. The subscribers will come from around the world and have diversified knowledge and skills. Today, network security remains a concern. We will rely on the hosting company that hosts our website to provide advanced security technology to protect our users from any viruses. We need a stable and online hosting platform with competent engineers. If our hosting company does not perform well or if we should have a security breach, we may incur heavy losses.

OUR TECHNICAL INFRASTRUCTURE IS THE FOUNDATION OF OUR SERVICE. IF THE HARDWARE AND SOFTWARE CAN'T BE MANAGED WELL TO MEET THE USER'S REQUIREMENTS, OUR BUSINESS GROWTH MAY BE ADVERSELY AFFECTED.

Our platform may contain software with undetected errors, bugs, or vulnerabilities. Any programming problem discovered in our code after release could result in damage to our service and could create losses due to legal liability issues.

A SUCCESSFUL PLATFORM MANAGEMENT STRATEGY IS EXTREMELY IMPORTANT TO OUR COMPANY. IF A PLATFORM STRATEGY IS FLAWED WE COULD INCURE LOSS.

Platform management is very important in the context of operating a website. Maintaining the reliability of the website is always an ongoing priority. Engineers will concentrate on hardware and software configuration, reliable technical support, mobile operation, all in conjunction with our web hosting company. Failure to attain successful platform management could damage our business model and business results.

WHEN HUMAN RESOURCE MANAGEMENT IS NOT OPTIMAL, BUSINESS WILL SUFFER.

We consider our human resource plan and implementation critical to the success of our business plan. If we do not have the right plan or if we do not have the right employees and partners to implement our plan our business will suffer.

RISKS RELATED TO FINANCE MANAGEMENT

INTERNATIONAL DEVELOPMENT IS IMPORTANT TO THE SUCCESS OF OUR BUSINESS AND IF WE FAIL IN OUR EFFORT OUR OVERALL DEVELOPMENT WILL BE HARMED

15

The following factors are key to the Company's international development: language, foreign currency, accounting and tax policies, human resource regulations and insurance, corporate culture, business promotion models, community relations, social environment, content censoring, and other local internet administrative regulations. As a patient website, we may also face additional risks. We are going to provide content in English the following languages: Chinese, French, German, Spanish, Japanese, Italian, and Korean. Multiple-language, multiple-nation and multiple-culture operation ask for experienced local managers. As a new company, we do not have experienced management like our competitors. Hence, we face the following risks:

1. We are not sure we can build up a harmonious local public relations to prevent risks by political, social, or economic instability;

2. we may not be able to protect our intellectual property rights from country to country;

3. Local media, our reputation, and brand will be affected differently in different countries;

4. Every country has its own laws and regulations to protect patients. Our business behavior may not comply with local laws and regulations concerned with clients and all other user's privacy, rights of publicity, data protection, content management, intellectual property, electronic contracts, transmission and distribution and

5. Raising funds in other countries could be challenging.

If we are unable to overcome these risks our business will suffer.

THERE IS PRESENTLY NO TRADING MARKET FOR OUR COMMON STOCK AND NO ASSURANCE CAN BE GIVEN THAT AN ACTIVE AND LIQUID TRADING MARKET WILL DEVELOP IN THE FUTURE. ACCORDINGLY, YOU MAY BE UNABLE TO LIQUIDATE YOUR SHARES QUICKLY

There is currently no market for our Common Stock and we cannot assure you that a market will develop. We intend to apply to have our shares of Common Stock quoted on the OTCBB, but there are no assurances that we will be successful in obtaining such a listing.

Once our Common Stock is listed or quoted on an active trading market, there may be periods of several days or more when trading activity in our shares is minimal or nonexistent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales. We cannot give you any assurance that an active public trading market for our shares of Common Stock will develop or be sustained. You may not be able to liquidate your shares quickly or at the market price if trading in our Common Stock is not active.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF THE SHARES THAT WERE SOLD TO SOME OF OUR SHAREHOLDERS IN A PRIVATE PLACEMENT, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES.

The facts considered in determining the offering price were our financial condition and prospects, our limited operating history, the market capacity, and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

FUTURE ISSUANCE OF OUR COMMON STOCK COULD DILUTE THE INTERESTS OF EXISTING SHAREHOLDERS.

If we raise capital through the issuance of equity, the percentage ownership of our Company held by existing shareholders will be reduced and those shareholders may experience dilution. In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

16

OUR COMMON STOCK MAY BE CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The brokerdealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the brokerdealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the brokerdealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce the purchases of any offerings and reduce the trading market for our shares. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

RISKS RELATED TO OUR BUSINESS

WE DO NOT HAVE AN INDEPENDENT AUDIT OR COMPENSATION COMMITTEE, THE ABSENCE OF WHICH COULD LEAD TO CONFLICTS OF INTEREST OF OUR OFFICERS AND DIRECTORS AND WORK AS A DETRIMENT TO OUR SHAREHOLDERS

We do not have an independent audit or compensation committee. The absence of an independent audit and compensation committee could lead to conflicts of interest of our officers and directors, which could work as a detriment to our shareholders.

WE HAVE A VERY LIMITED OPERATING HISTORY AND THERE IS NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN REVENUES OR PROFITS. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, THEN WE MAY SUSPEND OR CEASE OUR OPERATIONS AND YOU COULD EVEN LOSE YOUR ENTIRE INVESTMENT IN OUR COMMON STOCK

We were incorporated on December 9, 2016 and generated zero revenues or profits through March 31, 2017. We also have very little operating history upon which an evaluation of our future success or failure can be made. As of March 31, 2017, we had incurred a net loss of approximately $20,838 since our inception. The success of our future operations is dependent upon our ability to carry out our planned activities, fund our operations and compete effectively with other similar businesses. Based on our current business plan, we expect to incur operating losses during the fiscal year ending December 31, 2017. We cannot guarantee that we will ever be successful in generating revenues sufficient to cover our operating costs and overhead or achieve profitability. Our failure to achieve profitability may cause us to suspend or cease our operations.

THERE MAY BE CONFLICTS OF INTEREST BETWEEN OUR MANAGEMENT AND OUR NON-MANAGEMENT STOCKHOLDERS

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. Further, our management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders. In addition, our management is involved in other businesses and they may not devote their full attention to the business of the Company.

17

WE DEPEND HEAVILY ON OUR MANAGEMENT TEAM AND CONSULTANTS AND THE LOSS OF ANY OF OUR EXECUTIVE OFFICERS COULD SIGNIFICANTLY WEAKEN OUR MANAGEMENT EXPERTISE AND ABILITY TO RUN OUR BUSINESS

Our business strategy and success is dependent on the skills and knowledge of our management team and consultants. As of the date of this prospectus, Dr. Wenyi Yu is our President and Chief Executive Officer, and Mr. Jonathan Jay Willard is our Treasurer and Secretary. Both Dr. Wenyi Yu and Ms. Fang Li are directors. We have no other officers or directors and rely on third party consultants to assist with management and, therefore, have little backup capability for their activities. The loss of services of Dr. Wenyi Yu could weaken significantly our management expertise and our ability to efficiently run our business. We do not maintain key man life insurance policies on the life of Dr. Wenyi Yu.

TRADING IN OUR SECURITIES COULD BE SUBJECT TO EXTREME PRICE FLUCTUATIONS THAT COULD ADVERSELY AFFECT YOUR INVESTMENT

Historically speaking, the market prices for securities of small publicly traded companies have been highly volatile. Publicized events and announcements may have a significant impact on the market price of our common stock.

In addition, the stock market from time to time experiences extreme price and volume fluctuations that particularly affect the market prices for small publicly traded companies and which are often unrelated to the operating performance of the affected companies.

Following the effectiveness of this offering we plan to seek the listing of our common stock on the OTC Bulletin Board. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of the OTC Bulletin Board or any other stock exchange, or that we will be able to maintain a listing of our common stock on an exchange. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

SUBSTANTIAL SALES OF OUR COMMON STOCK MAY IMPACT THE MARKET PRICE OF OUR COMMON STOCK

Future sales of substantial amounts of our common stock, including shares that we may issue upon exercise of options and warrants, and the resale of shares by investors who may have registration rights, could adversely affect the market price of our common stock. Furthermore, if we raise additional funds through the issuance of common stock or securities convertible into our common stock, the percentage ownership of our shareholders will be reduced and the price of our common stock may fall.

WE DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE

We will use any earnings generated from our operations to finance our business and will not pay any cash dividends to our shareholders in the foreseeable future.

ISSUING PREFERRED STOCK WITH RIGHTS SENIOR TO THOSE OF OUR COMMON STOCK COULD ADVERSELY AFFECT HOLDERS OF COMMON STOCK

Our charter documents grant our board of directors the authority to issue various series of preferred stock without a vote or action by our shareholders. Our board also has the authority to determine the terms of preferred stock, including price, preferences and voting rights. The rights granted to holders of preferred stock may adversely affect the rights of holders of our common stock. For example, a series of preferred stock may be granted the right to receive a liquidation preference that would reduce the amount available for distribution to holders of our common stock. In addition, the issuance of preferred stock could make it more difficult for a third party to acquire a majority of our outstanding voting stock. As a result, common shareholders could be prevented from participating in transactions that would offer an optimal price for their shares.

18

WE WILL BE SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 WHICH WILL REQUIRE US TO INCUR AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE COSTS COULD REDUCE OR ELIMINATE OUR ABILITY TO EARN A PROFIT

We will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these regulations, our independent registered public accounting firm must review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel has to review and assist in the preparation of such reports. The costs charged by these professionals for their services cannot be accurately predicted at this time, because of factors such as the number and type of transactions that we engage in and the complexity of our reports. The issues cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys and the fees they charge. The incurrence of such costs will obviously be an expense to our future operations and could have a negative effect on our profits.

SHAREHOLDERS MAY BE DILUTED SIGNIFICANTLY THROUGH OUR EFFORTS TO OBTAIN FINANCING AND SATISFY OBLIGATIONS THROUGH ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations that have not. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of our authorized, but unissued, shares of our common stock. Future issuances of shares of our common stock will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value and that dilution may be material.

OUR CERTIFICATE OF INCORPORATION PROVIDES FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY, WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS, BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFITS OF OFFICERS AND/OR DIRECTORS

Our certificate of incorporation and applicable New York State laws provide for the indemnification of our directors, officers, employees and agents under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees or agents, upon such person's written promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we may be unable to recoup.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under federal securities laws is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question of whether indemnification by us is against public policy as expressed by the Securities and Exchange Commission and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market price for our shares, if such a market ever develops.

19

OUR COMMON STOCK BEING REGISTERED WHICH MAY BE SOLD BY SELLING SHAREHOLDERS IS LIKELY TO DEPRESS THE MARKET FOR AND PRICE OF OUR SHARES IN ANY MARKET THAT MAY DEVELOP

Our common stock held by the selling shareholders that are being registered in this offering may be sold subsequent to the date of this prospectus, either at once or over a period of time. See also "Selling Shareholders" and "Plan of Distribution" elsewhere in this prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

THERE ARE RISKS ASSOCIATED WITH FORWARD LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations and (e) our anticipated needs for working capital. Actual events or results may differ materially from those discussed in forward looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus, generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will, in fact, occur.

WE WILL NEED ADDITIONAL CAPITAL FINANCING IN THE FUTURE

We have experienced losses from the inception of the Company. As a result, it is likely that we will be required to seek additional financing in the future to respond to increased expenses or shortfalls in anticipated revenues, respond to competitive pressures, develop new or enhanced products, or take advantage of unanticipated acquisition opportunities. We may not be able to find such additional financing on reasonable terms, or at all. If we are unable to obtain additional financing when needed, we could be required to modify our business plan in accordance with the extent of available financing.

INABILITY TO ATTRACT MARKET MAKERS

There is currently no public trading market for our Common Stock. The development of a public trading market depends not only the existence of willing buyers and sellers, but also on market makers. Following the completion of this offering it is contemplated that certain broker-dealers may become market makers for the Common Stock. Under these circumstances, the market bid and asked prices for our Common Stock may be significantly influenced by decisions of the market makers to buy or sell the Common Stock for their own account, which may be critical for the establishment and maintenance of a liquid public market in the Common Stock. Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time. We currently have no market makers. We may not be able to obtain any market makers in the future, and the failure to obtain such market makers could have an adverse impact on the market price of the shares.

WE HAVE A LIMITED OPERATING HISTORY AND IF WE ARE NOT SUCCESSFUL IN CONTINUING TO GROW OUR BUSINESS, THEN WE MAY HAVE TO SCALE BACK OR EVEN CEASE OUR ONGOING BUSINESS OPERATIONS

We have a limited history of revenues from operations and limited tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history and must be considered in the development stage. Our company’s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

20

ANY CHANGE TO GOVERNMENT REGULATION/ADMINISTRATIVE PRACTICES MAY HAVE A NEGATIVE IMPACT ON OUR ABILITY TO OPERATE AND OUR PROFITABILITY

The laws, regulations, policies or current administrative practices of any government body, organization of any applicable jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our Company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitability.

OUR OFFICERS AND DIRECTORS HAVE OTHER TIME COMMITMENTS THAT WILL PREVENT THEM FROM DEVOTING FULL-TIME TO OUR OPERATIONS, WHICH MAY AFFECT OUR OPERATIONS

Our officers and directors do not devote their full working time to operation and management, and as a consequence the implementation of our business plans may be impeded. Our officers and directors have other obligations and time commitments, which may slow our operations and impact our financial results. Additionally, we may not be able to hire additional qualified personnel to replace our officers and directors in a timely manner. If our officers or directors should be unable to fulfill their duties, we may not be able to implement our business plan in a timely manner or at all.

FINANCIAL INDUSTRY REGULATORY AUTHORITY (FINRA) SALES PRACTICE REQUIREMENTS MAY LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

OUR SECURITY HOLDERS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR SECURITIES DUE TO STATE “BLUE SKY” LAWS

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

21

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor prior to purchasing the share.

AS A PUBLIC COMPANY, WE WILL INCUR SUBSTANTIAL EXPENSES

Upon the effectiveness of the registration of our shares we will become subject to this the information and reporting requirements of the United States securities laws. The United States securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. SEC regulations, including regulations enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business, on the value of our stock and on the ability of shareholders to resell the stock.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION

THE SECURITIES ARE NOT BEING OFFERED IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF SUCH DOCUMENTS.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-1 that we filed with the United States Securities and Exchange Commission with respect to the Shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedule filed therewith. For further information about us and the Shares offered by this prospectus, reference is made to the registration statement and the accompanying exhibits and schedules. A copy of the registration statement and the associated exhibits and schedules may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such office upon the payment of the fees prescribed by the SEC.

Please call the SEC at 1-800-SEC-0330 for further information about its public reference room. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The address of the website is http://www.sec.gov. Our registration statement and the exhibits and schedules we filed electronically with the SEC are available on this site.

We are not currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended, however, we expect to be subject to those informational requirements following the effectiveness of this registration statement. At that time, we will we file reports and other information with the SEC. Such reports and other information can be inspected and/or obtained at the locations and website set forth above.

22

SELLING SHAREHOLDERS AND ANY PURCHASERS OF OUR SECURITIES SHOULD BE AWARE THAT THE MARKET IN OUR STOCK WILL BE SUBJECT TO THE PENNY STOCK RESTRICTIONS

CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements. These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to confirm our prior statements to actual results.

Further, this prospectus contains forward looking statements that involve substantial risks and uncertainties. Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations, the progress of the development of our website, the need for, and timing of, additional capital and capital expenditures, partnering prospects, the protection of and the need for additional intellectual property rights, effects of regulations, the need for additional facilities and potential market opportunities.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the common stock offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our common stock.

USE OF PROCEEDS

Of the 3,327,414 shares of common stock being offered hereby 3,059,500 shares are being registered on behalf of the selling shareholders for an estimated sales price of $ 5.00. We will not receive any proceeds from the sale of common stock by the selling shareholders. The Company will sell 267,914 shares of common stock for its benefit, and the proceeds to us from this Offering, assuming the sale of all shares being offered hereby are estimated to be approximately $1,339,570. We expect to use such net proceeds as follows:

	Approximate	Approximate Percentage
Application of Proceeds	Dollar Amount	of Net Proceeds

Offering expenses	$279,270	21%
Personnel costs	$600,000	45%
Website development	$308,300	23%
Working Capital and General Corporate Purposes(1)	$152,000	11%

Total:	$1,339,570	100%

(1) Represents amounts to be used for working capital and general corporate purposes, including corporate overhead, administration and ongoing professional fees.

The net proceeds from this offering, together with internally generated funds, are expected to be adequate to fund our working capital needs for the next 12 months. See "Plan of Operation". There can be no assurance that such funds will be sufficient to fund our operations for 12 months. If not, we could be forced to seek additional funding. There is no assurance we could obtain such funding. (See "Risk Factors".) Pending use of the proceeds from this offering as set forth above, we may invest all or a portion of such proceeds in marketable securities, short-term, interest-bearing securities, U.S. Government securities, money market investments and short-terms, interest-bearing deposits in banks.

23

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2017, and as adjusted to show the sale of the Company shares at a public offering price of $5.00 per share, including the application of the net proceeds of such sale, as described in "Use of Proceeds" above.

	(Actual)	Proforma
	3/31/2017	3/31/2017
Current Liabilities	50,582	50,582
Long term liabilities	—	—
Total Liabilities	$50,582	$50,582

Common Stock $.0001 per value per Share; 500,000,000 shares
authorized; 20,278,400 and 20,546,314 Shares issued and outstanding, respectively as adjusted (assuming the maximum number of Shares are sold)
Par	2,028	2,055
APIC	290,313	1,536,086
Subscription receivable	(1)	(1)
Accumulated Deficit	(25,508)	(25,508)
Total Stockholders’ Equity	266,832	1,512,632
Total Liabilities and Stockholders’ Equity	$317,414	$1,563,214

(1)	Assumes the sale of 267,914 shares, or the maximum number of shares offered by the Company.

DILUTION

Our net tangible book value at March 31, 2017 is $266,832 or $.013 per share of common stock. Net tangible book value per Share represents the amount of total tangible assets less liabilities, divided by 20,278,400, the number of shares of common stock outstanding at March 31, 2017. See "Description of Capital Stock". "Dilution" means the difference between the public offering price and the pro-forma net tangible book value per share after giving effect to the offering.

After giving effect to the sale of 267,914 shares (assuming that the maximum number of shares offered hereby are sold), the as adjusted net tangible book value at March 31, 2017 would be $1,152,632 or $.074 per share. The following table illustrates this per share dilution to investors in the offering:

Maximum (2)
Public offering per Share of Common Stock Offered herby (1)	5.000
Net tangible book value per Share before offering	0.013
Increase per share attributable to new investors	0.06
As adjusted net tangible book value per share after offering	0.074
Dilution per Share to new investors	4.93

(1) ASSUMES AN OFFERING PRICE OF $5.00 PER SHARE.

(2) ASSUMES THE SALE OF 267,914 SHARES OF COMMON STOCK OFFERED HEREBY.

24

SHAREHOLDERS

As of the date of this Prospectus, the following table sets forth the percentage of equity represented by the Company shares to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by our present stockholders.

STOCKHOLDERS	SHARES PURCHASED	APPROX. % TOTAL SHARES OUTSTANDING	TOTAL CONSIDERATION	APPROX. % TOTAL CONSIDERATION

New Investors	267,914	1.3%	$1,339,570	82%

Existing Shareholders	20,278,400	98.7%	$292,341	18%

TOTALS	20,546,314	100.00%	$1,631,911	100.00%

DETERMINATION OF OFFERING PRICE

Since our Common Stock is not listed or quoted on any exchange or quotation system, the offering price of $5.00 per share for the shares of Common Stock was determined by the prospects of the business model we found which is going to create a patient world(PWORLD) through literature and artistic event-driven activities. The value of our Patient Website is determined by the facts considered in determining the offering price, our financial condition and prospects, our limited operating history and the general condition of the securities market.

The offering price of the shares of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

There is currently no market for our Common Stock and we cannot assure you that a market will develop. We intend to apply to have our shares of Common Stock quoted on the OTCBB marketplace. Before our shares of Common Stock can be quoted on the OTCBB marketplace, FINRA will have to approve a Form 211 Application filed a by a market maker. There can be no assurance that: (1) a market maker will agree to file the Form 211 Application; (2) that FINRA will approve the Form 211 Application; or (3) that our application to be quoted on the OTCBB marketplace will be approved by OTC Markets Group Inc.

SELLING SHAREHOLDERS

The Selling Shareholders purchased their common stock in a private placement. The shares offered by this prospectus may be offered from time to time by the selling shareholders listed in the following table (“Selling Shareholder”). Each Selling Shareholder will determine the number of shares to be sold and the timing for the sales. Our registration of the shares does not necessarily mean theat the selling shareholders will sell all or any of their shares. Because the Selling Shareholders may offer all, some or none of their shares, no definitive estimate as to the number of shares thereof that will be held by the Selling Shareholders after such offering can be provided, and the following table has been prepared on the assumption that all shares of the common stock offered under this prospectus will ultimately be sold. None of the Selling Shareholders are FINRA registered broker-dealers or affiliates of FINRA registered broker-dealers.

None of the Selling Shareholders has had any position, as office director or other material relationship with the Company within the past three years and none of the Selling Shareholders has any continuing relationship with the Company going forward.

The Company will file a prospectus supplement to name successors to any named Selling Shareholders who are able to use this prospectus to resell their securities. The Selling Shareholders are listed below along with the number of shares they own and the number of shares they are selling.

25

Prior to the Offering

Selling Security Holder (1)	Number of Shares of Common Stock Beneficially Owned (2)	Shares being Offered (3)
Shuwei Jia	1,075,200	1,075,200
Mingchen Gao	930,000	930,000
Jianbin Yan	357,600	357,600
US Export, Inc.	290,000	290,000
Hongyue Sun	100,000	100,000
Huanhuan Wang	88,800	88,800
Kebao Zhang	74,000	74,000
Baoxia Yue	59,200	59,200
Wanming Li	50,000	50,000
Juan Wang	14,800	14,800
Na Li	14,800	14,800
Antoine M. Thompson	3,000	3,000
Edward G. Schneider III	1,000	1,000
Mo K. Saladin	800	800
Alex Park	300	300
Total	3,059,500	3,059,500

(1)	None of these securities holders held any position, were officers or had a material relationship with the Company in the past three (3) years.
(2)	For purposes of this column only, we have included all shares of common stock owned of record or beneficially owned by the respective Selling Shareholders.
(3)	Assumes that all securities registered will be sold, and that there will be no common stock owned by the Selling Shareholders after such sale.

26

PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

Selling Shareholders

None of the Selling Shareholders are FINRA registered broker-dealers or affiliates of FINRA broker-dealers. The Selling Shareholders may offer the common stock at various times in one or more of the following transactions:

* on any market that might develop;
* in transactions other than market transactions;
* by pledge to secure debts or other obligations;
* purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or
* in a combination of any of the above

Our shares of common stock offered hereby by the Selling Shareholders may be sold from time to time by such shareholders, or by their pledgees, donees, transferees and other successors in interest thereto. These pledgees, donees, transferees and other successors in interest will also be deemed "Selling Shareholders" for the purposes of this prospectus.

The Selling Shareholders will sell at a fixed price of $5.00 per share until our common stock is quoted on the OTC Bulletin Board (OTCBB), although there is no assurance that our shares will be quoted on the OTCBB on the Board. If our listing on the OTCBB is successful then the Selling Shareholders will sell their shares at prevailing market prices or at privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The Selling Shareholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the Selling Shareholders, or they will receive commissions from purchasers of shares from whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker-dealer.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and, therefore, not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act, if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144 include:

a. adequate current public information with respect to the issuer must be available;

b. restricted securities must meet a six-month holding period if purchased from a non-affiliate reporting company or a 12-month holding period if purchased from an affiliate, measured from the date of acquisition of the securities from the issuer or from an affiliate of the issuer;

c. sales of restricted or other securities sold for the account of an affiliate during any three-month period, cannot exceed the greater of 1% of the securities of the class outstanding as shown by the most recent statement of the issuer (There is no 1% limitation applied to non-affiliate sales);

d. the securities must be sold in ordinary "broker's transactions" within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders and without the payment of any extraordinary commissions or fees;

27

e. if the amount of securities to be sold pursuant to Rule 144 during any three month period by an affiliate exceeds 5,000 shares/units or has an aggregate sale price in excess of $50,000, the Selling Shareholder must file a notice on Form 144 with the Commission.

The current information requirement listed in (a) above, the volume limitation listed in (c) above, the requirement for sale pursuant to broker's transactions listed in (d) above, and the Form 144 notice filing requirements listed in (e) above, cease to apply to any restricted securities sold for the account of a non-affiliate if at least six months has elapsed from the date the securities were acquired from the issuer or from an affiliate, if purchased from a reporting issuer or 12 months if purchased from a non-reporting issuer.

The Selling Shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealer may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Shareholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Shareholders cannot assure that all or any of the shares offered in this prospectus will be sold by the Selling Shareholders.

The Selling Shareholders, alternatively, may sell all or part of the shares offered in this prospectus through an underwriter. No Selling Shareholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into by a Selling Shareholder. In the event that a Selling Shareholder sells all or part of the shares offered in this prospectus through an underwriter, the maximum compensation paid to any such underwriter shall be 8% and shall be paid by such Selling Shareholder.

In addition, the selling shareholders may enter into hedging transactions with brokerdealers who may engage in short sales, if short sales were permitted. The selling shareholders may also enter into option or other transactions with brokerdealers that require the delivery by such brokerdealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling shareholders are brokerdealers or affiliates of broker dealers. We will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such brokerdealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular brokerdealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling shareholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares.

Affiliates and/or promoters of the Company who are offering their shares for resale, the Selling Shareholders and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act and any commission they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

28

Selling Shareholders and any purchasers of our securities should be aware that if a trading market develops in our shares, it is anticipated that such trading will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the common stock other than commissions or discounts of underwriters, broker-dealers or agents.

The Selling Shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the Selling Shareholders may be deemed to be engaged in a distribution of the common stock, and, therefore, be considered to be an underwriter, they must comply with applicable law and we have informed them that they may not, among other things:

1. engage in any stabilization activities in connection with the shares;
2. effect any sale or distribution of the shares until after the prospectus has been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and
3. bid for or purchase any of the shares or rights to acquire the shares or attempt to induce any person to purchase any of the shares or rights to acquire the shares, other than as permitted under the Securities Exchange Act of 1934.

The offering will conclude when all of the 3,327,414 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares. We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933. We also may terminate the offering for no reason whatsoever.

CORPORATION

The Company will sell the shares directly without the payment of commissions or in the alternative it may engage registered broker dealers. In the latter instance, commissions up to 7% will be paid. At this time the Company has no agreement with a broker dealer to sell the shares.

OTCBB CONSIDERATIONS

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application and is obligated to maintain information about the issuer in its files. The only requirement for ongoing inclusion in the OTCBB is that the issuer must be current in its reporting requirements with the SEC.

Investors may have difficulty in getting orders filled, because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors' orders may be filled at prices much different than expected when orders are placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely on a manual basis. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders-- an order to buy or sell a specific number of shares at the current market price-- it is possible for the prices of a stock to go up or down significantly during the lapse of time between placing a market order and obtaining execution.

29

SECTION 15(g) OF THE SECURITIES EXCHANGE ACT OF 1934 = PENNY STOCK RULES

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934 ("Exchange Act") and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities -- assuming our shares are traded on the OTCBB and that our shares are traded below $5.00 per share -- to persons other that established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worths in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to its customers current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation and the compensation of any associated person of the broker-dealer.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock" for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchase.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule relating to the penny stock market, which, in highlight form, sets forth:

* the basis on which the broker or dealer made the suitability determination; and

* that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The above-referenced requirements may create a lack of liquidity, making trading in our common stock difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

30

STATE SECURITIES-BLUE SKY LAWS

There is no established public market for our common stock and there can be no assurances that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states, commonly referred to as "blue sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdiction. Because the common stock registered hereunder has not been registered for resale under blue sky laws of every state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the common stock. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Shareholders may contact us directly to ascertain procedures necessary for compliance with blue sky laws in the applicable states relating to sellers and/or purchasers of shares of our common stock.

We may apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed and quoted companies, which, once published, will provide the "manual" exemptions in approximately 39 states, the District of Columbia, Guam, Puerto Rico and U.S. Virgin Islands, as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled "Standard Manuals Exemptions."

Thirty-nine states, certain U.S. Territories (Guam, Puerto Rico and U.S. Virgin Islands) and the District of Columbia have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by Selling Shareholders under this registration statement. In these states, territories and district, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Delaware, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective, however, there is no assurance we will be able to obtain this listing. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can resold by our shareholders.

LIMITATIONS IMPOSED BY REGULATION M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We have notified the Selling Shareholders that the Company will assume no obligation to deliver copies of this prospectus or any related prospectus supplement. That will be the obligation of the Selling Shareholders.

31

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of March 31, 2017, we had 20,278,400 shares of common stock and no shares of preferred stock issued and outstanding.

There currently exists no public trading market for our common stock. We do not expect a public trading market to develop until we become a reporting company under the Securities Exchange Act of 1934, as amended. There can be no assurance that a public trading market will develop now or in the future. Without an active public trading market, investors in this offering may be unable to liquidate their shares of our common stock without considerable delay, if at all. If a market does develop, the price for our shares may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks factors associated with an investment in the Company, may have a significant impact on the market price of our common stock. Also, because of the relatively low price at which our common stock will likely trade, many brokerage firms may not effect transactions in our common stock. (See discussion regarding penny stocks.)

At the present time, none of our shares of common stock are eligible for sale under Rule 144 of the Securities and Exchange Commission.

HOLDERS

As of March 31, 2017, there were approximately 19 shareholders of record of our common stock.

DIVIDENDS

We have not paid cash dividends on any class of common equity since formation and we do not anticipate paying any dividends on our outstanding common stock in the foreseeable future; however, there are no material restrictions that prohibit or limit our ability to pay dividends on our outstanding securities.

DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue 500,000,000 shares of common stock with a par value of $.0001 per share. As of March 31, 2017, 20,278,400 shares of our common stock were issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

Our shareholders have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption or any sinking fund provision, and it carries no subscription or conversion rights. In the event of our liquidation, the holders of the common stock will be entitled to share equally in the corporate assets after satisfaction of all liabilities.

The description contained in this section does not purport to be complete. Reference is made to our certificate of incorporation and bylaws, which are available for inspection upon proper notice at our offices, as well as to the New York Corporation Code for a more complete description covering the rights and liabilities of shareholders.

The holders of our common stock:

(i) have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors,

(ii) are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

32

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

DIVIDENDS

Our board of directors has not declared a dividend on our common stock since our inception and we do not anticipate paying dividends in the near future, as we intend to reinvest our earnings, if any, to improve and increase our operations.

SHARES ELIGIBLE FOR FUTURE SALE

There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained in the future. Sales of substantial amounts of common stock in the public market, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for our common stock or our future ability to raise capital through an offering of equity securities.

We have not issued any options or warrants to purchase, or securities convertible into, our common stock.

PREFERRED STOCK

We are authorized to issue up to 50,000,000 shares of preferred stock, par value $.0001 per share from time to time in one or more series. As of the date of this prospectus, no shares of preferred stock have been issued. Our Board of Directors, without further approval of our stockholders, is authorized under our Articles of Incorporation to provide for the issuance of shares of preferred stock, by resolution or resolutions, and, by filing an amendment to the Articles of Incorporation under Nevada law, to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued are likely to have priority over our common stock with respect to dividend or liquidation rights. The authority of the Board of Directors with respect to the Preferred Stock shall include, but not be limited to, setting or changing the following:

1. the annual dividend rate, if any, on shares of Preferred Stock, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

2. whether the shares of Preferred Stock shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

3. the obligation, if any, of the Company to redeem shares of Preferred Stock pursuant to a sinking fund;

4. whether shares of Preferred Stock shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

5. whether the shares of Preferred Stock shall have voting rights, and, if so, the extent of such voting rights;

6. the rights of the shares of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

7. any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to the Preferred Stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

33

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article III of the Company’s Bylaws provides that present or future directors or officer may be indemnified and held harmless for their acts as representative of the Company to the fullest extent legally permissible under the laws of the state of Nevada.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding may be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, if and only if the officer or director undertakes to repay said expenses to us if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by us.

The indemnification and advancement of expenses may not be made to or on behalf of any officer or director if a final adjudication establishes that the officer’s or director’s acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company under the terms of the bylaws, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WARRANTS AND OPTIONS

We have no outstanding stock options or warrants. However, we anticipate implementing a stock option and compensation plan in the future to provide for the issuance of common stock our officers, key personnel and consultants.

REGISTRATION RIGHTS

We have not granted registration rights to the Selling Shareholders or to any other person.

REPORTS TO SHAREHOLDERS

We intend to furnish our shareholders with annual reports that will describe the nature and scope of our business and operations for the prior year and will contain a copy of our audited financial statements for our most recent fiscal year.

LIABILITY OF DIRECTORS AND OFFICERS

Article VI of the Company's amended Certificate of Incorporation provides that our directors and officers shall not be personally liable to the Company or our stockholders for damages for breach of fiduciary duty. However, Article III of the Company’s Bylaws provides that a director shall be liable to the extent provided by applicable law (i) for acts or breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Registrant. Nor was any such person connected with the Registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL REPRESENTATION

The validity of the common stock offered by this prospectus was passed upon for us by the law firm of Jones & Haley, P.C. of Atlanta, Georgia.

34

EXPERTS

Our financial statements as of December 31, 2016, and for the period December 9, 2016 to December 31, 2016, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Liggett & Webb, P.A., 1901 South Congress Avenue, Suite 110, Boynton Beach, Florida 33426 given on the authority of such firm as experts in accounting and auditing.

TRANSFER AGENT

Our transfer agent will be Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada, 89119, telephone number 571-485-9999.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF BUSINESS

Company History

US EXP GROUP INC. was incorporated in New York State on December 9, 2016. It was migrated to Nevada effective June 14, 2017. Its principal business address is 160 Kerns Avenue, Buffalo, NY 14211. It is authorized to issue 500,000,000 shares of common stocks at par value $0.0001.

The founder of the Company is Dr. Wenyi Yu. Dr. Yu has three degrees: 1. Bachelor of Medicine (Clinical Practice, 1984), 2. Master of Medicine (Surgery, 1991), 3. Ph.D. of Economics (Industrial Economics, 1993). Dr. Yu lectured for MBA candidates in industrial management (1993-1998), was a senior economist in industrial investment (1999), and was a professor in labor economics (2010-2011). He was a founder of the Center for Film and Television Studies (2005), and currently is a senior research fellow in cultural industries and finance. His expertise is in regional economic development and planning of cultural industries. His interests range from robotic film production to theater renovation.

In 2012, Dr. Yu produced a regional economic development strategy called the Regional Economy Engine (REE). His company US Export, Inc. purchased a campus in east Buffalo, New York to begin this project. Since that time, he met neighbors and found many people suffering from diseases such as: lung cancer, diabetes, obesity, drug addiction, chronic pain, lupus, heart disease, and retina detachment. Some patients had families or lived alone. Regardless of their situation, life became harder because their illness and due to their agony. Dr. Yu found that once people had suffered a chronic disease, their life goals had to be adjusted. The goal was no longer to have a good life, but to make a difficult life better. This is especially true for patients with a long history of illness.

In March of 2016, Dr. Yu began to study the relationship between patients and social concerns. In November 2016, Dr. Yu conceived a solution to these problems. His solution was to develop in a specialized social media platform focused on patient communications through a patient communication website.

Dr. Yu and his team members have developed a comparison among four different programs and requested advice from well-known experts. He visited Harvard Medical School to investigate a North American medical magazine; he has drafted a plan with a pharmaceutical scientist of a famous cancer institute in New York State for the establishment of New Concept Anti-Cancer Therapeutics Center.

On December 26, 2016, after evaluation of four different business proposals, Dr. Yu and his team made an important decision to develop the patient website. One of the reasons supporting this decision was that they had found that few material achievements have been made for most diseases though huge investments that have been made in drug development and bio-engineering. They were astonished by WHO’s statistics which indicate, “It is expected that annual cancer cases will rise from 14 million in 2012 to 22 (million) within the next 2 decades,” and the American Cancer Society’s report which noted: “In 2016, there will be an estimated 1,685,210 new cancer cases diagnosed and 595,690 cancer deaths in the US.”

35

Corporate Strategy

A successful corporate management endeavor needs a strong leadership team with rich successful practice experience. Director Fang Li is well qualified with extensive experience which makes her the clear choice for this position. She will be responsible for leading the planning and implementation of our corporate strategy. Ms. Li’s independent achievements in medicine and business demonstrate her proven track record. After opening her own clinic, and as the only doctor providing service, Ms. Li grew her clinic for 29 years (1988-2017) into a hospital with 120 employees.

Dr. Wenyi Yu is a senior expert in industrial planning, has served as chief economist and team leader, and presided over 10 plans for regional economic and industrial development. As a Director and CEO of the Company, he has significant theoretical training and experience in the studies of corporate strategy and business models. As an MBA instructor and senior research fellow, he has published original works such as Science of Management Analysis (580 pages, 1988); Super Movie Study (260 pages, 2005). As a business manager, he founded UFSOFT Management Institute of YONYOU NETWORK TECHNOLOGY CO, LTD in 1998. Dr. Yu will support Director Fang Li in corporate strategic management through quantitative economic models.

By comparative study, difference study, and SWOT analysis, the Company has decided to introduce Events-Driven Strategy (EDS) to incubate the website. The Brand Strategy, quality control strategy, and sustainable development strategy will be integrated into EDS.

US EXP GROUP INC. was formed under the laws of the State of New York on December 9, 2016, for the purpose of developing and operating an internet website designed to respond to the needs of healthcare patients.

The Internet has untapped potential for treating psychological and spiritual infirmities, yet there are few websites that focus on patients’ psychological and spiritual recovery. This leaves an opportunity for our business development. We have designed a website that will create a patient world (PWORLD) where patients can communicate, create, exhibit, transact, invest, entertain, date, look for jobs, hold events, raise funds, donate, and search medical resources. We are going to introduce a literature and artistic event-driven model (L Model) to activate the target population. We believe this approach will enrich patients’ lives, and make their lives better.

Today, the principal focus of medical websites is oriented towards diagnosis and treatment. Their direct purpose is to solve a specific physical problem, not to promote a patient’s psychological and spiritual well-being. Other online medical resources have not fully realized the value of patients’ spiritual resources, which can highly benefit patients. One of the most difficult obstacles for patients in these situations is the need to share their thoughts with others. However, a small hospital ward or an empty family house makes such sharing of ideas impossible. From the moment a patient suffers from an illness, their quality of life may begin to decrease. Under these circumstances, the only thing we can do is to prevent deterioration and fight for a quality of life undiminished by illness.

If one accepts it, the Internet and web technology presents a historic opportunity. Based on the Hawthorne Effect in industrial relations research, we anticipate communication, creative endeavors, and entertainment may improve a patient’s life. Therefore, we have produced a business plan designed to create a virtual patient world (PWORLD), as described in detail below:

Presumption: communication and creative work can improve a patients’ quality of life

Mission: to enrich the patients’ life, to make patients’ life more enjoyable

36

Vision: to create a virtual patient world

Target: to serve 8 different language groups within 2 years

Platform: www.PWORLD.net

Design: Presumption and Philosophy

Our presumption is that appropriate, patient enabled communications and social concerns will have the potential to enrich a patient’s life. This presumption has something in common with The Hawthorn Effect which concluded that the workers’ productivity was not being affected by the changes in working conditions, but rather by the fact that someone cared about their working conditions. Our principle is Patient Priorities, where we will treasure a patient’s own social expressions and their creative works. Our way is trying to assist a patient, if they are not already active, to become a writer, a musician, a poet, a painter, a film producer, an artistic crafts creator, a toy designer, or even a medical researcher. In fact the website can function as a micro online publisher. We can exhibit patient’s works in multiple languages and let patients around the world share their experiences, thoughts, and achievements simultaneously.

To avoid loneliness, patients not only need to share experiences with other patients, but they also need to communicate with doctors, psychologists, nutritionists, medical equipment representatives, and physical therapists. Patients also demand to share cutting edge medical achievements. Undoubtedly, medical professionals are capable of playing a critical role in enriching patient’s life. We also expect to publish medical news. The website provides space for both sides, the professional, as well as patient-driven content.

Our goal is to improve our patients quality of life through information, sharing experiences, and publishing creative works, descriptions of treatment, comments and suggestions to doctors and therapists, impressions of surgeries, equipment, rehabilitation, hospital and clinic culture, family responses, and social concerns, etc. The patient’s contribution may be a journal, a novel, poetry or prose, essays, music, paintings, photography, videos, any method at all. Only when we can utilize all our talents are we self-actualized people. We believe that the publication of these works can promote communication for all, patients, family, and the medical community. Works by patients will be crucial in enriching their lives and all of us too. We also believe that full communication will increase a patient’s spiritual and emotional resources in order to help them to overcome difficulties. We also anticipate that the creative works have commercial value for the author.

Creative endeavors enrich patients’ lives, and this is the essence of our world outlook, and also the philosophy in designing and operating www.PWORLD.net.

PRODUCT OF THE COMPANY AND SERVICES OF THE WEBSITE

Product of the Company

The product of the Company is the website, www.PWORLD.net, which aims to create a patients' world, which is a sub-world of the real world.

Function of PWORLD.net

1. PWORLD.net aims to create a virtual patient world. The purpose is to enrich the patient’s life and improve the patient’s life. PWORLD.net will offer spiritual and emotional support to make patients feel that they will not have to “go it alone” ever again. This spiritual approach will differentiate PWORLD.net from other medical website.

2. PWORLD.net will provide information and discussion groups on conditions, treatments, symptoms, research, financial considerations, legal considerations, fund-raising and the future of healthcare. Public and private discussion groups will facilitate communication between users, their families, friends, medical professionals, as well as all other interested parties. Our online newspaper “Patient Daily” will collect stories from our users, our “Medical Daily” will keep users up to date on all medical issues.

37

3. PWORLD.net will cater to the patient’s artistic side thereby improving their quality of life. Users will be able to share, sell and auction their videos, pictures, poems and short stories.

4. PWORLD.net will also serve as an e-commerce platform. Users will be able to sell their medical related items and artistic works in the P-Mall. Users will also have the option of donating the proceeds from such sales to their favorite charity.

5. PWORLD.net will be a virtual worldwide community with a universal translator so users can communicate regardless of their native language.

6. PWORLD.net’s target audience will be patients, hospitals, clinics, physicians, pharmacies, medical equipment manufacturers, nutritionists, supplemental manufacturers, psychologists, insurance companies, advertisement agencies, artists, cultural and artistic companies.

7. PWORLD.net will seek to attract new users by offering special events and contests. PWORLD.net will operate on an event-driven business model.

8. PWORLD.net’s principal cash flow will be from upgrading users to subscribers, ad revenue, digital entertainment, and fees from sales in the P-Mall.

Advanced Membership Benefits Plan

The website will offer advanced membership plans and those plans will allow members to share the following services and benefits:

38

No	Service Item	Benefits
1	Emergency Information Room	Timely information release on EIR
2	E-newspaper: Patient Daily	Patients can share their news on the Daily
3	Live Streaming	May be invited to participate: 1. in the website events 2. in medical events(diagnosis/treatment) 3. in patient creative events
4	E-newspaper: Medical Daily	Patients can share medical news and knowledge on the Daily
5	Individualized Service	1. Deliver personal information to targeted patient group or medical professionals 2. Allow participation in individualized events
6	Digital Entertainment	1. Allows patients to enjoy films, TV shows, documentaries, and animation 2. Allows patients to play games including video games 3. Provides patients with online reading
7	E-commerce	Allows patients to shop from our website with discounts
8	Creative works exhibition and auction	May be invited to participate in: 1. Online exhibition of creative works 2. Online auction of creative works

Revenue model plan

A comprehensive revenue model will help us to:

1. Identify our target audience;

2. Establish our marketing plans;

3. Design products and services;

4. Establish a line of credit; and

5. Raise capital.

39

There are four different revenue models planned for the website and they are described below:

Revenue Model Plan of PWORLD

Model	Source	Revenue Model
Advertising	Advertising fees

1. Cost per impression (CPI), or "cost per thousand impressions" (CPM) refers to the cost of internet marketing where advertisers pay each time an ad is displayed.

2. Cost Per Click (CPC) is a method websites use to bill based on the number of times a visitor clicks on an advertisement.

3. Cost per acquisition (CPA), also known as "Cost per action" or pay per acquisition (PPA) and cost per conversion, is an online advertising pricing model where the advertiser pays for a specified acquisition - for example a sale, click, or form submit (e.g., contact request, newsletter sign up, registration etc.)

4. Flat rate. The advertiser pays a fixed price to display an ad for a period of time.

Subscription	Membership subscription fee

Premium membership will offer access to premium features on a monthly, quarterly or yearly basis. There will be four membership levels:

1. Bronze: Student membership;

2. Silver: Military / Veteran;

3. Gold: Senior Citizen membership;

4. Platinum: All other premium members.

Software licensing	Digital entertainment fee

1. SVOD; subscription video on demand (monthly, quarterly, or yearly).

2. TVOD; transaction video on demand, the video is streamed by the distributor, not downloaded. One time fee is charged.

3. AVOD; advertiser-supported video on demand. No fee. Includes advertisement.

4. FVOD+AVOD, pay monthly subscription fee for advertisement-free content, but the rest part contains advertisement. This is a “Freemium” model.

Commission	1.E-commerce; 2.Fund-raising commission	1.Royalties from sales on the Company’s e-commerce platform. 2. Commissions based on funds raised from donations.

Revenue Model Related to Platform Developers

To enrich the patient’s lives, we will encourage app developers to integrate their software with our Platform. The Website will generate revenue in four ways:

1. Ads on web;

2. Direct advertising to members via email;

3. Sale of Company products and services;

4. Royalties from sale of member goods and services.

40

Processing Fees Charged per Transaction

The following transaction processing fees will apply:

1. Credit card fees. Company will negotiate commission on credit card fees with the credit card processor;

2. Mobile payment fees.Company will negotiate commission on mobile payment fees;

3. Sale of Company products and services. Commissions on sales by members.

E-commerce Revenue and Reporting

The e-commerce platform will include a mobile money payment option. The e-commerce platform will automatically deposit funds into members (seller) desired account including bank accounts and PayPal ™ accounts. The member’s control panel will have links to all financial activity.

Reports will include (but not be limited to):

1. Sales;

2. Commissions;

3. Royalties;

4. Inventory;

5. Returns.

Revenue Recognition principle

We plan to develop virtual currency, which can be used to buy things on our website. When a user buys our virtual currency, upon receipt of the payment, we record the value purchased as deferred revenue and we credit the user’s deposit.

As a general rule, an entity is considered a principal if it controls a good or service before it is transferred to a customer. A principal provides goods or services to the customer, and reports revenue based on the gross amount received from the customer. On the other hand, an agent arranges for another party to provide goods or services and the agent recognizes only its fee or commission.

We will comply with applicable accounting guidelines and identify the Company’s status as a principal or as an agent, based on the following criteria:

1. If we receive revenue as a principal, we will pay platform developer associated fees, and account for the rest of the transaction amount as our revenue;

2. If we receive revenue as an agent, we will record a fee from the transaction, and remit the rest of the revenue to the platform developer.

Business Plan in 2017

In order to realize our corporate strategy, the Company plans to implement 9 Sub-Plans and a series of department level plans in the year 2017.

1.Theme page design and website building plan. The website design was completed on January 28, 2017. The theme page includes icons such as Subscription Agreement, Patients Daily Journal, Medical Daily, Emergency Info, Live Stream, Browse, Advertisement, Events Calendar, Digital Entertainment, Creative Works, Find Helpful Info, Personal Home Page, Comments on and Suggestions About My Disease and Find Friends. These pages are currently under construction.

41

2. Spiritual events plan. To fulfill our mission, the Company is planning to sponsor four kinds of events: Patient Day, Seasonal Events, Holiday Events, and Individualized Events. The events will develop along with the expansion of user scale and users’ engagement. Its plan is flexible.

3. On-site events facility renovation plan. It is planned to use the first floor of the West Wing (W1 Unit) of the building to run on-site events, including the first Patient Day, some seasonal events, holiday events and individualized events.

4. Subscriber development plan. The Company is going to target three primary types of users: 1. Patients 2. Medical professionals 3. Medically related institutions. The eight-language service and international development plan will also assist the user expansion plan.

5. Advanced Membership Benefits Plan. Users with advanced membership will have access to Emergency Room information services, digital entertainment services, online shopping, creative works exhibition and auction, delivery of Patients Daily and Medical Daily, and events and individualized service.

6. Brand development plan. The Company registered www.PWORLD.net with the USPTO on February 25, 2017, and filed for a trademark, and that trademark application is pending.

7. Intellectual property protection plan. It is planned that all copyrights shall be clearly defined on the employment agreement, business contracts, and website Terms and Conditions. All rights to our intellectual property are reserved. In addition, The Company will have a copyrights purchase plan.

8. Human resource plan. If our fund-raising is successful, the Company expects to hire 18 employees. Among them, will be 12 full time positions and 6 part time positions. For the 11 full time positions (CEO excluded), the average annual compensation is expected $50,000. The salary budget is $663,000. (CEO and temporary part time workers’ compensation are not included)

9. Regulation safety plan. For the purpose of keeping the Website growing sustainably, it is planned to:

(1)Prepare a law directory as an integrated standing tool for our daily practice.

(2)Establish a channel with professional law service team.

Department Level Plan. We have developed an Economic events plan, a Contents development plan, a Creative exhibition plan, a Digital entertainment service plan, and a Advertising service plan on the Company’s department level.

Business Model and Events Plan

Our business model is anticipated to be driven by our events. We will also use traditional media for the promotion of these events and the Website. All the events serve one purpose, which is to enrich patient’s lives. To market the website, promotions will use multiple tools: Print ads, events, and live streaming. The Company will also actualize the virtual world, and is planning to use the Company’s commercial property for shows, entertainment, exhibitions, and shopping. The artistic events are generally called “PWORLD Arts,” which will be displayed on the Website and performed in the headquarter theater all year round. One of the planned featured indoor events will be “PWORLD Film Festival,” and outdoor featured event is “PWORLD Parade.”

Our property is on 4.78 acres, and its building has a theater, exhibition hall, press conference room, restaurant, classrooms, gallery, dormitory, store, outdoor performance stage, sports fields, and parking lot.

Events Plan

To fulfill the mission to enrich patient’s lives. We plan to sponsor four kinds of events: Patient day, Seasonal Events, Holiday Events, and Individualized Events.

The events are to be sponsored by the Company, advertisers, and various foundations. All events can be divided into two categories:

1. Economic events, to support patients and public health programs through donation and other fund-raising activities;

2. Spiritual events, to support patients through literature and artistic events, and creative works. These literature and artistic event programs will be held when our resources are ready. The physical location for those events will be in our Company’s headquarter facilities.

Spiritual events also include patient’s birthdays and family events, which can be held on the Website.

42

Brand Protection and Promotion Plan

Our domain PWORLD.net will be one of our core assets. The Company registered www.PWORLD.net with United States Patent and Trademark Office on February 25, 2017, the trademark is pending.

Brand Promotion Item	Description
Trademark registration and protection	Registration and Law service
Marketing (IPO road show not included)	Website promotion by: 1. Traditional media: newspaper and television. 2. New media, including Facebook. Experimental investment in 4 media, each $12,000
Website promotion events

1. On site costs, including foods, live streaming, interviewing, gifts, donations, once/week, $1,000/once, 52 weeks, $52,000.

2. Performance, small scale performance for patients activities organized by PWORLD. Including fees for musician and bands, dancers, painters, actor/actress, curator, director, fashion designer, and other artistic professionals. 10 times/y, $2,000/each performance, $20,000 in total

IPO road show	1. Printing, $1,000. 2. Reception, traffic, hotels, and gifts, $10,000. 3. Foods and Banquet, $3,000.

Management model and organization structure planning

To guarantee the implementation of our business plan, the Company will establish a line and staff organization and we will introduce management by an objective (MBO) system. The Board of Directors made a strategic decision to utilize a business plan maker. The CEO and the following departments are in charge of implementation.

Our organizational structure will have the following characteristics:

(1) Risk Control first. All business plans, accomplishments, and operation profits and losses shall report to Risk Control Department.

(2) The Financial Department is on a higher level of authority in our business model, and plays an important role in fund raising, analyzing business plans, and the stimulation of business growth and investment.

(3) The front-line departments include the Subscriber Developing Department, Editorial Department, and Advertising Developing Department. All departments will have direct contact with customers.

43

PWORLD.NET

BOARD OF DIRECTORS
CHIEF EXECUTIVE OFFICER
RISK CONTROL DEPARTMENT
ADMINISTRATIVE OFFICE
FINANCIAL DEPARTMENT
EDITORIAL DEPARTMENT
ADVERTISING DEVELOPING DEPARTMENT
SUBSCRIBER DEVELOPING DEPARTMENT

Department Design Diagram

Risk Control Department. The risk control department is on the high level of our organizational structure. This Department evaluates potential losses and takes immediate action to reduce or eliminate such threats. It will utilize findings from our risk assessments, which involve identifying potential risk factors we are exposed to, such as technical and non-technical aspects of the business, financial policies, and other policies that may impact the interests of shareholders. This Department will introduce approaches such as avoidance, stop/loss reduction, duplication, and diversification.

Department Plan-Risk Control Department

Items	Description
Purpose	Seasonal risk control and business planning
Role	1. Risk analyst 2. Solution provider and risk controller 3. Planner
Manager	Supervisor
Task	1. Evaluation of operation results 2. Risk factor analysis and problem-solving 3. Short, middle and long range risk control planning

44

The Financial Department. The financial department will introduce a balanced financial accounting system to the Company, and plan, audit, and coordinate the company's financial resources, and assets management, and prepare financial statements and filings as required. Fund-raising and communication with security and other financial sectors are also its responsibility. Tax filing is also an important task of this department.

Department Plan-Financial Department

Items	Description
Purpose	Financial management to meet government regulations and established business practices
Role	1. Accountant and/or CPA 2. Coordinator with financial institutions, SEC, FINRA, and IRS 3. Financial risk controller 4. Productivity researcher and reporter
Manager	Chief Financial Officer
Task	1. Daily financial management; 2. Communication with CPA, PCAOB, tax filing accountant for filling with SEC, FINRA and IRS; 3. Asset management 4. Financial information management

Subscriber development department

The subscriber development department is responsible for website promotion, recruiting subscribers, providing original or published information to the Editorial Department, public relations, and editing digital entertainment programs. It also functions as marketing department, for customer development and management department, and a general affairs department.

45

Department Plan-Subscriber Developing Department

Items	Description
Purpose	Membership development and information supply
Role	1. Profit center 2. Subscriber recruiter 3. Information provider 4. Membership developer 5. Audience response manager
Manager	Manager
Task

1. Collecting information from both sides: patients and medical services, and to send the best polished information to the Editorial Department for use online.

2. Website promotion and related services and products marketing

3. Attract and invite subscribers

4. Advanced Member development and management

5. Entertainment contents editing

6. Customer relation management

7. Public relation management

46

Editorial Department

The editorial department edits materials for publication, plus it is a content provider and core asset of the website. Most original materials are collected by the Information developing department.

Department Plan-Editorial Department

Items	Description
Purpose	Website editor
Manager	Editor-in-Chief
Role	1.Website Contents provider 2.Web forum administrator and meditator 3.Curator of literature and artistic events
Task	1. General website planning and theme page design 2. Daily editing for text, fine arts, and video 3. Organization of economic and spiritual events. 4. Audience response

Advertising Development Department

The advertising development department will generate revenue for the business by selling advertising space to both domestic and international customers. For this, the department will carry out a variety of functions, including accepting and processing orders from advertisers, creating advertisements if required, and providing media data to advertisers and their agencies. It will also assist in helping businesses develop advertising plans and work with editorial teams to develop features that will attract advertisers.

47

Department Plan-Advertising Developing Department

Items	Description
Purpose	Generating revenue
Role	1. Profit center 2. Coordinator with advertisers and advertising agents 3. Implement events
Manager	Manager
Task	1. Maximizing the sale of advertising space 2. Communication with advertisers and their agencies 3. Working with editorial department to develop features that attract advertisers

Human Capital Plan

As of March 31, 2017, we currently have one (1) full time employee and four (4) parttime employees. The followed is the employee information as of March 31, 2017.

Name	Positon	Full-Time/ Part-Time	Term
Dr. Wenyi Yu	Director, CEO	Full-Time	12/09/16-12/31/2021
Ms. Fang Li	Director	Part-Time	12/09/16-12/31/17
Mr. Scott D. Marchant	Secretary of BOD, General Counsel	Part-Time	12/18/16-12/18/17
Mr. Jonathan J. Willard	CFO	Part-Time	12/18/16-12/31/17
Mr. Alex Park	Website Literature Supervisor	Part-Time	03/02/17-09/02/17

48

Over time, we may be required to hire employees or engage independent contractors in order to execute various projects necessary to grow the business. These decisions will be made by our officers and directors, when appropriate.

In 2017, if the fund-raising is successful, the Company will fill 18 positions. Among them, there will be 12 full time positions and 6 part time positions.

Here is the employment plan in 2017.

Post	Number	Part-time/Full-Time
Director and CEO	1	Full-Time
Director (strategic management)	1	Part-Time
Supervisor	1	Part-Time
Secretary of BOD, General Counsel	1	Part-Time
Chief financial officer	1	Part-Time
Subscriber development manager and manager Assistant	2	Full-Time
Advertisement Development Manager	1	Full-Time
Editor-in-Chief and Editor Assistant	2	Full-Time
Events Manager and an Assistant	2	Full-Time
Live Streaming Engineer	1	Full-Time
Website Maintenance Engineer	1	Full-Time
Fund-raising Manager	1	Full-Time
Risk Control Supervisor	1	Full-Time
Receptionist	2	Part-Time
Total	18	12 Full-Time 6 Part-Time

49

Government Regulation

Social media are computer-mediated technologies that allow the creating and sharing of information, ideas, career interests and other forms of expression via virtual communities and networks. We will require our employees, consultants, sub-contractors and all users to comply with the website's Terms of Use and to comply with federal and state laws and regulations.

There are four important statutes that will impact our services:

1. Section 512 (c) of the Digital Millennium Copyright Act (DMCA) of 1998. This law removes liability for copyright infringement from websites that allow users to post, as long as the site has a mechanism in place whereby the copyright owner can request the removal of infringing content. According to the section on intellectual property (IP), if a user posted content with IP issues on our website, this may not be our responsibility, and we can protect our Company from copyright infringement claims, the prerequisite is our site must not receive a financial benefit directly attributable to the infringing activity. However, we will ask our employees and users not to publish other people’s private facts such as medical condition, sexual activities, or financial troubles on our website without permission.

2. Section 230 of the Communications Decency Act(CDA) of 1996. This law immunizes website from certain liability resulting from the publication of information provided by another. It protects freedom of expression and innovation on the internet and says that “No provider or user of an interactive computer service shall be treated as the publisher or speaker of any information provided by another information content provider,” but CDA provides protection only if an employee or someone acting under the Company’s instruction does not make the mistake but instead the posts are made by users on our blog or website. This situation usually arises in the context of defamation, privacy, negligence and other tort claims which are governed by other laws. CDA 230 does not cover criminal liability, copyright infringement or other intellectual property claims.

3. Children’s Online Privacy Protection Rule §312.3 (COPPA) of Electronic Code of Federal Regulations. This law spells out what a web site operator must include in a privacy policy, when and how to seek verifiable consent from a parent and what responsibilities an operator has to protect children’s privacy and safety online. Our website will have contents of patients under the age of 18 years and are liable for compliance under the Act.

4. The U.S. Department of Health and Human Services HIPAA Privacy Rule. This rule requires doctors, nurses, pharmacies, hospitals, nursing homes, and other health care providers to protect the privacy of individual health information. We will remind users of the risks and responsibilities related to the posting of health information.

In addition, we also plan to put procedures in place to protect against potential threats such as disclosure of confidential information, unauthorized use/infringement of intellectual property, defamation, endorsements, et al, which may happen on web forum, threads, and blog where users may post anything they want.

Other Regulations

We are also subject to numerous federal and state laws and regulations based on our event-driven and multiple-service business model. All services related to online advertising, e-commerce, and digital entertainment may be involved into intellectual property issues.

In order to assure to our compliance we will prepare a law directory as integrated standing tool of our services while planning the website and all the events. The Company will implement policies to comply with all applicable laws and regulations. In addition, we will establish a channel connecting our professional legal service team to deal promptly with legal issues that might arise from the operation of the website.

DESCRIPTION OF WEBSITE

The PWORLD Website is an online media to provide humanistic and economic benefit to infirmed patients. It has a creative products exhibition and e-commerce platform which was deisgned for the purpose of enriching patients’ lives, it is a digital entertainment harbor and an events organizer whose purpose is to make patients’ life better. PWORLD’s vision is to create a warm and happy patient world that helps patients’ physical and psychological recovery.

50

User or subscriber

A user is a person who uses a computer or network service. A subscriber is an extensive concept, including individuals and organizations. A user may create service-specific profiles which can be connected to other user's profile; provide text posts or comments, digital photos or videos and data; consume all our website’s services; and publish ads on the site. In general, a user is the one who uses or makes use of something as a consumer while a subscriber is a person or an institution that subscribes to a publication or a service.

Based on the Website’s function, we believe that our potential users fall into three primary categories:

1. patients;

2. medical professionals(professionals in hospital, clinic, pharmaceutical company, pharmacy, medical equipment factory, et al);

3. medical related institutions (such as life insurance company, vitamin store, fitness coach, restaurant, artist, ads agent, media, medical supplier, hospital design architect, et al).

The target market is described in the following tables.

Potential Patient subscribers

Target Population	Cause
Patients suffering from chronic disease: 1. Depression 2. Bedridden 3. Lack of family support system 4. Shut-ins 5. People Desiring companionship

1.Patients looking for spiritual guidance

2.Patients looking for an online support group

3.Patients looking to share their experiences and learn from the experience of others for:

(1) Diagnosis

(2) Treatment

(3) Rehabilitation

Patients suffering from: 1. Malignant disease 2. Incurable disease 3. “Rare” disease 4. Complications from treatment	Patients looking for: 1. Online community to share 2. Treatment 3. Nursing experience 4. Emotional support 5. New and experimental treatments

51

Patients in special situations: 1.Emergency room 2.Pre op 3.Post op 4. Pregnancy 5. Pain management 6. Economic stress 7. Family stress 8 Sudden occurrence like heart attack or stroke	Patients looking for spiritual guidance: 1. Finding economic relief 2. Insurance 3. Fundraiser(s)
People experiencing sub-par health	1. People seeking to share their experience. 2. Research their symptoms and possible diagnosis, treatment and rehabilitation. 3. Looking for spiritual guidance and online support groups
Patients looking for advice on: 1.Insurance 2.Prescription drug costs 3.Organizing fund-raisiers	Online community support groups
Patients looking for donations for a fund-raiser including: 1. Creative products 2. Gift baskets for Chinese auction 3. 50 / 50 raffles	1. To enrich life quality. 2. To get money to promote economic status

52

Potential Medical Professional Subscriber

Target Market	Cause

Medical service professionals including:

1. Doctors

2. Nurses

3. Pharmacologist

4. Nutritionist

5. Medical students

6. Medical science and technical researcher

7. Medical equipment engineer

8. Acupuncture physician

Companies and organizations looking for patients for clinical trial or to expand their services

Potential Subscribers in Medical Related Institutions

Target Market	Cause
life insurance company	Looking for patients or medical resources to expand service
advertiser, ads agent	Looking for target consumers
fitness coach, artist, hospital architect	looking for patients or medical resources to expand service
vitamin store, medical supplier, restaurant	Looking for consumers
media	Looking for opportunities of ads, live broadcasting, events
platform developer	Looking for opportunity of cooperation with the Website
medical school, medical training institution	Looking for medical education and training opportunity; to find job opportunity

53

Page Design

Personal Information Page

Personal information page includes Page A and Page P. Page A is only open to the Website’ administrator, Page B is open to all users of the Website.

Page A. Click, fill Form A. Page A shows private information, can be reviewed by the Website’s administrators only. Here is a template.

54

Page P. Click, fill Form P, upload your photo(s). Page P is open to public, all users of the website can review your information. Here is a template.

Find Helpful Information

Click, you may find information you need. is organized as an information harbor for certain kinds of diseases. Some unrelated information and a variety of ads may also be posted. The width and diversity of information here enrich the contents. It may be informative to patients who may not know what he/she is really looking for. This page is a mix of thread and ads. Here is a template.

55

Weag Thompson, 42, middle school teacher, long history of chronic nephritis and uremia, looking for people to share treatment experience
Cleng, male, 55, nephritis, looking for hemodialysis patient to share treatment experience
Pahgq Majone, 39, female, professional musician, uremia for 3 years, produced 6 records for sale
Sphasm Don, specialist for uremia, speak English, Spanish, French and Italian, **clinic at 45 West Street, Manhattan, NYC, 24/7, has rich experience in multidisciplinary therapy for uremia, phone No. 718*******; email: spasm.don@**.com
Uremia Patient Seminar to be held at NGOns Hospital, MN on 09/13/17, with online live broadcasting, no meeting fee, lunch free, Mog Insurance donated. Please present video work, no topic restriction. Sponsor' email: info@uremiapatientseminar.com. Please send a video link.
Urinary Film Festival in Orlando, FL, January 12-15, 2018. Sponsor's Phone: 407 127 ***8. Documentary, love story film, family story film, anti-disease experience video are welcome. Film review charge: $25.00 per video(30 minutes or less). Grand opening ceremony and closing ceremony. Registration at member@uninaryfilmfestival.com.
House for sale info collection, kidney patients only. Please send your house for sale info to activityplanning@patientwebsite.com by 09/09/17. Information in details is welcome. We have professional brokers and lawyers for quality service and reasonable price. Our service is charge-free.
Herb restaurant in Buffalo, NY is going to open on 10/12/17, provides diets for kidney disease patient, cardiac disease patient, high blood pressure and diabetes patients
Jagafk, female, 29, skin cancer, looking for doctor and hospital
Gaoqkga, male, 40, chronic dermatitis on the top of head, looking for special treatment
Mmao Hga, 36, acute myocarditis, recovery stage, looking for a France friend to discuss arts

56

Colorful tourism together, we uremia patients! Prepare now, for this fall in LA. Register at Color Tourism Company, LA, phone No. 213 888****
Fagag Kent, 65, painter, hepatic cirrhosis, looking for funds to cure disease, painting exhibited for sale, looking for buyer and donation
Qiqgqh Zhang, female, 71, construction worker, suffered back pain for more than 40 years, looking for traditional medicine
Dr. Fang Hoyes, 26 years cosmetic plastic surgery practice, award winner, provides service for facial burnt patient
Pharmaceutic company, an anti-leukemia drug innovator, is looking for 54 clinical trial patients from the U.S., U.K., Australia, China, South Korea and Japan

57

Comments on and suggestion to my illness

Click, you may find comments on and suggestion to your disease. is a sub-forum and a thread, it focus on certain user’s disease. Posts may be more specific. Professional advice may appear. The following is an example.

Gggja D. Mark male 45 years old USA Hepatic cirrhosis, portal hypertension Splenorenal shunt operation
Gggja D. Mark	I had chronic hepatitis for more than 20 years. I underwent the operation 2 years ago after upper digestion bleeding. Hepatic cirrhosis is a big problem bothering me everyday. I want to have a liver transplantation, can you send me comments and suggestions? Thanks.

IMAGE OMITTED

1. All the following comments and suggestions come from the contributors themselves, which may contain risks that could be harmful to your health. Your condition may deteriorate if you utilize unknown therapies. PWORLD Website and US EXP GROUP INC. are not responsible for contents that are not our own. Risk and negative consequences will be accepted by the user. Before trying any of the following methods and therapies, you should get professional advices first.

2. Do not give out financial information, or other personal data. Keep personal information private for your own protection.

Ksgz	I completely understand your situation. I have the same illness as you. I use a traditional medicine now it looks like the symptom is under control, But I am female, not sure my way is good for you.
Emedhhs	Learning to regulate your psychology is very important. I have the same disease as you...however, my life is quite happy. I often read books describing patients overcoming diseases. For our body, exercise is limited, how about your condition? Any experience to share with me? tks.
Eses	I did liver transplantation last year, now looks like OK. The operation is safe. My problem is liver cancer. Your disease is quite different from mine.
Kknl	Only after reviewing your medical records then we can give your suggestion. Did you review articles on liver transplantation? Why do you want to do liver transplantation?
Ytuuoy	Please contact me at 716***5858. We provide professional service for portal hypertension patients.
Bnvm	We are planning clinic trial for patients with cirrhosis, would you like to join? Please review www.newcirrhosisdrug.com

58

Zdssdzs	After reviewing your records, it looks like we can help. Please review www.seniornutritionist.com, click "diet to hepatic diseases" and send us a response.
Xdxt	please call me at 716*******.
Ijnjoij	My father had the same disease as you; his activity was restricted. He struggled with ascites for a long time, the diet was also a problem. I can share some effective methods to control ascites. Do you need that?

HFIH provides professional family assistants for liver transplantation. We have 120 well-trainned experts for your choice. www.livertransplantationassistant.com
Ladf provides micro anti-ascites device. The price is $249.00, delivery is included. Order via www.LADFantiascites.com.

Find Friends

This page works for both new and old friends. Click , you can begin person to person communication. The following is a text template:

Jam, I am in emergency now, the pain
I apologize to hear that, the lupus?
Why it happens again and again?
Don't know. Pain is too severe right now
I had pain experience before, and know the sufferingl. I am very sensitive to pain, each time I was almost giving up.
You never told me before
One of the worst experience was in Buffalo-Niagara airport, the pain was so severe that I sat on the ground in a lavatory room for a long time, it was a departure trip to FL.

59

How you cured?
I never used any medicine, each time after the dying experience for 1-2 hours and sweating all over to the extent of shock then it recovered spontaneously. I found the cold air can relief the spasm.
My situation is different
Yes. Each body's condition is different, you shall try to find the best way to control the symptom.
Really?
Yes. I experienced three different kinds of long lasting pains for years and years
Wow
People outside my family don't know that.
Wow. This shall pass, pain is too severe right now
Spasm! It is the most severe kind...
Every people subsists hard. I was very healthy in the past.
Ah
Be iron! Hope you recover soon!

Website Promotion Events

We will be engaged in promotional events both inside and outside of the website. Both are supported by the website and advertisers:

1. Internal events. These will be focused on existing users. The purpose is to stabilize active clients. Internal events can be regular and irregular. Regular online events can be those such as a live streaming of patient’s birthday and family event, interviewing new users, holiday film review; irregular online events include online fund-raising and donation for patients, presentations by specialists, clients party, collective tourism.

2. External events. These will be focused on potential subscribers. The purpose is to attract and recruit new users. The events may be held at patients gathering area like hospital, patient high-density population like elder center and poor community, patient related professionals like doctor, nurse, pharmacologist, nutritionist and fitness coach. Ads on traditional media may also be effective promotion approaches.

60

Website promotion events and Community

The clinic and the surrounding community are important sources of website promotion. We can organize PWORLD.net patients association to strengthen communication among all sides. The following table and picture is a simulation.

PWORLD.net Association Activity Schedule

Time	Location	City	Event	Sponsor	Contact
03/25/17	NGFO Community Center, Genessay Street,	Buffalo	Kerns Block Patient Club Dinner Party	PWORLD Website, Buffalo Branch	Rintan Martin Rintan.martin@patientwebsite.com Phone: 716.200.****
06/25/17		NYC	Boat fishing, Obesity patients in Long Island	PWORLD Website, NY Branch
08/25/17		Boston, MA	Kon Clinic and its patients, mountain hiking	PWORLD Website, MA Branch
10/25/17		Orlando, FL	Nutritious products conference	PWORLD Website, FL Branch
12/25/17		LA	Film party	PWORLD Website, LA Branch

61

Copyright Protection

Our management requires all copyrights to be clearly identified on the employment agreement, business contract, and website Terms and Conditions.

All rights to our intellectual property are reserved. Works published on the Website http://www.PWORLD.net, www.americananti-cancerinstitute.com, and http://www.usexpgroup.com may not be reproduced, distributed, or transmitted in any form or by any means, including photocopying, recording, or other electronic or mechanical methods, without the prior written permission of the publisher and the original creator, except in the case of brief quotations embodied in critical reviews and certain other noncommercial uses permitted by copyright law.

DESCRIPTION OF CREATIVE WORK MANAGEMENT

User’s creative works, products and services can be listed on the e-commerce platform via their control panel. All Terms of Service will apply to them. Items may include fine artworks, sculpture, paintings, prints, books, poems, short stories, scripts, videos, music, and any product a member would like to sell. The e-commerce platform will automatically list items by member (mini mall), category and description. Items will also be able to be displayed by country, region or state.

ICD-11: Disease Coding Standards

The International Classification of Diseases (ICD) is the standard diagnostic tool for epidemiology, health management, and clinical purposes. This includes the analysis of the general health situation of population groups. It is used to monitor the incidence and prevalence of diseases and other health problems, providing a picture of the general health situation of countries and populations. Our website will use these codes to group blog post discussions and featured articles in easy to find database.

The Management of Digital Entertainment and Contents Classification

We are planning to classify films by the type of disease. For example, Love Story, a 1970 film directed by Arthur Hiller, is the story of a patient with leukemia. Our users who suffer the same disease may watch the film, and hopefully improve their spiritual state. We are going to set up our own film classification system in order to provide individualized service. This is a very complicated assignment and needs a professional team to fulfill it.

62

DESCRIPTION OF EVENTS PLAN

Events Plan

To fulfill the mission of enriching patients’ lives, the Company plans to sponsor four kinds of events: P-Day, Seasonal Events, Holiday Events, and Individualized Events. The events will develop along with the expansion of user scale and users’ engagement depth. Its plan is flexible. It needs a professional team to work with it.

The events are to be sponsored by the Company, advertisers, and foundations. All events can be divided into two categories:

1. Economic events, to support patients and public health programs through donation and other fund-raising activities;

2. Spiritual events, to support patients through literature and artistic events, and creative working programs. The location of those events will be in our Company’s facilities. Spiritual events also include patient’s birthday event and family events, which can be broadcasted on the Website.

Patient Day (P Day)

We are going to create an annual patient day event-Patient Day, it will last for 22 hours from 1:00 am to 11:00 pm(EST) on the last Saturday of August. Patient Day is the biggest event among all events to be held by the Website. It will provide an opportunity for spiritual and commodity exchange among patients worldwide. It is designed as a patients’ festival. Patient Day is a featured program of the Website, medical professionals, advertisers, and platform developers who are also invited to join the grand event.

Purpose: To enrich patient’s lives

Slogan: Pray for all global patients, to wish them a better future!

Time: the last Saturday of August, 1:00am-11:00pm(EST).

Location:

1. Virtual: PWORLD.net;

2. Actual: (1)headquarters of the Company at 160 Kerns Avenue, Buffalo, NY 14211; (2) international branches of the Company.

On-Site Activities of the Event:

On P-Day, the Company will organize on-site celebration activities and create an anniversary festival-P-Festival. We are going to cooperate with local government to make P-Festival become a part of the city’s events. A P-parade will be a core element of the festival. Our live streaming team will interview patients in the activities all the way.

As a multiple language service website, our international branches will also organize local events

Seasonal Events

The plan is listed as following:

63

PWORLD Literature and Artistic Event Plan-Spring

No	Program Name	Location	Participants	Sponsor
1	PWORLD Music Awards (music with the theme of anti-disease)	1.Virtual: Patient Website live streaming; 2. Real: headquarter theater	All sources, including subscribers of the Website; international	1. the Company; 2. Advertisers; 3. Grants and foundations.
2	International PWORLD Forum	1.Virtual: Patient Website live streaming; 2. Real: headquarter theater	All sources, including subscribers of the Website; international	1. the Company; 2. Advertisers; 3. Grants and foundations.

PWORLD Literature and Artistic Event Plan-Summer

No	Program Name	Location	Participants	Sponsor
1	PWORLD Photographer of the Year (photos produced by patients)	1.Virtual: Patient Website live streaming; 2. Real: headquarter photography hall	All sources, including subscribers of the Website; international	1. the Company; 2. Advertisers; 3. Grants and foundations.
2	PWORLD Fashion and Furniture Design (designs by patients or related to patients)	1.Virtual: Patient Website live streaming; 2. Real: headquarter theater	All sources, including subscribers of the Website; international	1. the Company; 2. Advertisers; 3. Grants and foundations.

64

PWORLD Literature and Artistic Event Plan-Autumn

No	Program Name	Location	Participants	Sponsor
1	PWORLD Film Festival (documentary, story, animation, film and video produced by patients)	1.Virtual: Patient Website live streaming; 2. Real: headquarter theater	All sources, including subscribers of the Website; international	1. the Company; 2. Advertisers; 3. Grants and foundations.
2	PWORLD Painting and Art Crafts (annual exhibition, all types of fine arts)	1.Virtual: Patient Website live streaming; 2. Real: headquarter exhibition hall	All sources, including subscribers of the Website; international	1. the Company; 2. Advertisers; 3. Grants and foundations.
3	PWORLD Annual Tourist Destination (recommended by patients)	1.Virtual: Patient Website live streaming; 2. Real: headquarter exhibition hall	All sources, including subscribers of the Website; international	1. the Company; 2. Advertisers; 3. Grants and foundations.

PWORLD Literature and Artistic Event Plan-Winter

No	Program Name	Location	Participants	Sponsor
1	PWORLD Annual Literature Achievements (patient’s dairy, documentary writing; prose, poetry, novel, script, fiction )	1.Virtual: Patient Website live streaming; 2. Real: headquarter exhibition hall	All subscribers of the Website; international	1. the Company; 2. Advertisers; 3. Grants and foundations.
2	PWORLD Best Medical Resource (recommended by patients, including best doctors, best nurses, best hospitals, best clinics, best drugs, best pharmacies, best nutritionists, best health care products )	1.Virtual: Patient Website live streaming; 2. Real: headquarter exhibition hall	All subscribers of the Website; international	1. the Company; 2. Advertisers; 3. Grants and foundations.

65

Holiday Events

In the United States, we are going to organize virtual holiday and observance events such as the following:

January-April	May-October	October - December
New Year's Day	Mother's Day	Halloween
Martin Luther King Jr. Day	Memorial Day	Veterans Day
Valentine's Day	Father's Day	Thanksgiving Day
Presidents' Day	Independence Day	Christmas Day
Thomas Jefferson's Birthday	Labor Day
Easter Sunday	Columbus Day

In People’s Republic of China, we are going to organize virtual holiday and observance events such as the following:

January-May	May-August	August - December
New Year's Day	Youth Day	Double Seven Festival
Chinese New Year	Dragon Boat Festival holiday	Teachers' Day
International Woman's Day	Children's Day	National Day
Arbor Day	CPC Founding Day	Mid-Autumn Festival
Qing Ming Jie holiday	Maritime Day	Double Ninth Festival
Labour Day	Army Day	Christmas Day

66

In France, we are going to organize virtual holiday and observance events such as the following:

January-May	May-August	November - December
New Year's Day	Mother's Day	All Saints' Day
Easter Day	Whit Sunday	Armistice Day
Easter Monday	Whit Monday	Christmas Eve
Labor Day / May Day	Father's Day	Christmas Day
WWII Victory Day	Bastille Day	New Year's Eve
Ascension Day	Assumption of Mary

In Japan, we are going to organize virtual holiday and observance events such as the following:

January-May	May-October	November - December
New Year's Day	Greenery Day	Culture Day
January 2 Bank Holiday	Children's Day	7-5-3 Day
Coming of Age Day	Star Festival	Labor Thanksgiving Day
National Foundation Day	Sea Day	Emperor's Birthday
Dolls' Festival/Girls' Festival	Mountain Day	Christmas
Spring Equinox	Respect for the Aged Day	December 31 Bank Holiday
Shōwa Day	Autumn Equinox
Constitution Memorial Day	Sports Day

67

In Germany, we are going to organize virtual holiday and observance events such as the following:

January-April	April-October	November - December
New Year's Day	Easter Monday	Halloween
Epiphany	May Day	All Saints' Day
Valentine's Day	Mother's Day	St. Martin's Day
Shrove Monday	Ascension Day	National Day of Mourning
Carnival/Shrove	Whit Sunday	Repentance Day
Carnival/Ash Wednesday	Whit Monday	Sunday of the Dead
Palm Sunday	Corpus Christi	Sunday Advent
Maundy Thursday	Assumption of Mary	Saint Nicholas Day
Good Friday	Day of German Unity	Christmas Day
Easter Day	Reformation Day	Boxing Day

In Italy, we are going to organize virtual holiday and observance events such as the following:

January-April	April-November	December
New Year's Day	Liberation Day	Feast of the Immaculate Conception
Epiphany	Labor Day / May Day	Christmas Day
Good Friday	Republic Day	St. Stephen's Day
Easter Day	Assumption of Mary / Ferragosto	New Year's Eve
Easter Monday	All Saints' Day

68

In Russia, we are going to organize virtual holiday and observance events such as the following:

January-February	February-May	May - November
New Year Holiday	Special Operations Forces Day	Victory Day
Orthodox Christmas Day	International Women's Day	Russia Day
Defender of the Fatherland Day	Spring and Labor Day	Unity Day

In South Korea, we are going to organize virtual holiday and observance events such as the following:

January-May	May-October	October - December
New Year's Day	Children's Day	Mid-Autumn Festival Day
Seollal Holiday Day	Parents' Day	National Foundation Day
Independence Movement Day	Memorial Day	Hangeul Proclamation Day
Arbor Day	Constitution Day	Christmas Eve
Labor Day	Liberation Day
Buddha's Birthday	Armed Forces Day

In Spain, we are going to organize virtual holiday and observance events such as the following:

January-April	April-August	October - December
New Year's Day	Good Friday	Hispanic Day
Feast of the Holy Family	Easter Monday (Many regions)	All Saints' Day (Most regions)
Epiphany	Labor Day / May Day	Constitution Day (Most regions)
Ash Wednesday	Mothers' Day	Immaculate Conception
San Jose (Many regions)	Whit Sunday/Pentecost	Christmas Day
Palm Sunday	Feast of Saint James the Apostle (Many regions)	New Year's Eve
Maundy Thursday (Many regions)	Assumption of Mary

69

In United Kingdom, we are going to organize virtual holiday and observance events such as the following:

January-April	April-August	October - December
New Year's Day	St. George's Day	Halloween
substitute day	Early May Bank Holiday	Guy Fawkes Day
St. David's Day	Liberation Day	Remembrance Sunday
St Patrick's Day	Spring Bank Holiday	St Andrew's Day
Good Friday	Battle of the Boyne	Christmas Day
Easter Monday	Summer Bank Holiday	Boxing Day

In Canada, we are going to organize virtual holiday and observance events such as the following:

January-April	April-August	August - December
New Year's Day	Vimy Ridge Day	Natal Day
Epiphany	Good Friday	Labour Day
Groundhog Day	Easter Sunday	Thanksgiving Day
Family Day	Victoria Day (Many regions)	Healthcare Aide Day
Valentine's Day	National Aboriginal Day	Halloween
Islander Day	Canada Day	Remembrance Day
Nova Scotia Heritage Day	Heritage Day in Alberta	Anniversary of the Statute of Westminster
Louis Riel Day	Civic/Provincial Day	Christmas
Commonwealth Day	Terry Fox Day	Boxing Day
St. Patrick's Day	New Brunswick Day
National Tartan Day	British Columbia Day

70

Individualized Events

We believe the individualized events will make patients better. We will try our best to adapt to the needs of the individual and create specialized micro-conditions for each user and make him/her to feel that he/she is treated or noticed individually. There are a variety of ways to improve peoples’ outlook. Making people feel better is very creative work and is a challenge to us.

We consider a quality individualized service as a sign that we can improve patients’ life. Our individualized service will become a regular, daily program.

The following are some of the programs we plan to develop for individuals.

P-Birthday. Birthday events may be recognized as an important milestone in a patient’s life. To bring more public concerns to our patients, we will utilize our resources to improve the patient’s spirits.

Since birthdays are very important to a patient, we are going to invite, a professional birthday event management consultant to produce a plan for us in order to organize a quality virtual birthday party for our users. We may hire a professional event manager and a good presenter to assure the quality of the event.

Recovery Day. A recovery day is the day when you feel good, your pain is relieved, your lab results turn normal, your operation is successful, you stop using medication, you are discharged from the hospital, your hypochondriasis is released..., which is a historic moment that deserves to be celebrated. You can request a song, a film, an animation or a game and enjoy it without charge. Audiences may order a flower as a gift for you from the website.

Delivery Day. It is the day a mother gives birth to a child. It is also a most happy day that people worldwide should celebrate. Our website shall invite people around the world to share the excitement of the mother and her family, and also celebrate the birth of the child. An interview or a live streaming may be presented when a family or a new mother requests.

DIY program. Patients can entertain themselves by do it yourself projects. A patient will be able to send their creative works, products or entertainment plan to us, they will be able to also link to our website, the patient can organize travel or outdoor activities among users. The patient can show the audience his work such as decorating, building, and making fixtures and repairs at home, it is the patients creative work, not that of other professionals. We can publish the patient’s activity in the Website’s news column or on Patient’s Daily, and exhibits patients product for sale. If the patient would like an auction, our curator will be able to help with that. If a user prefers creating an event personally we can assist them with that project.

DESCRIPTION OF PROPERTY

An events-driven business model needs a multi-function facility. US EXP GROUP INC. has acquired the property at the location of 160 Kerns Avenue, Buffalo, NY 14211. The campus is situated in a R-2 zone high-density community. The building was constructed in 1959 and is in fairly good condition.

71

160 Kerns Property Facilities for Events

Item	Parameter
Campus size	4.78 acres
Building floor area	83,553 SF
Auditorium(theater)	900 seating capacity
Chapel	816 SF
Restaurant	298 seats
Conference room	40 seats
Gym (exhibition hall)	9,080 SF
Sculpture studio	816 SF
Store	1,260 SF
Classroom	15 standardized classroom, room size is 816 SF by average
Dormitory	3 suites, 10 beds
Outdoor sports field	3 fields
Parking lot	100 parking spaces

72

We are going to use the first floor of the West Wing (W1 Unit) of the building to run our on-site events, including the first P-Day, some seasonal events, holiday events and individualized events. There are five rooms (1 reception room, 1 meeting room, 1 classroom, 1 artistic studio, 1 chapel), two dormitories, one restroom, and two lavatories. The average room size is 816 SF. In 2018, we plan to invest $40,000 to repair the gym (exhibition hall), theater, and restaurant; In 2019, an additional $40,000 will be invested to repair the rest of the building (2nd floor of West Wing-W2; 1st floor of East Wing-E1, 2nd floor of East Wing-E2, and Administrative Wing), parking lot, and sports fields. The total investment of renovation is estimated to cost $96,500. Our goal is to finish the renovation so the property can host indoor activities and outdoor events by the end of 2019, although there is no assurance that this schedule will be met.

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, selfregulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect on the Company.

MARKET FOR COMMON EQUITY

There is currently no market for our Common Stock and we cannot assure you that a market will develop. We intend to apply to have our shares of Common Stock quoted on the OTCBB marketplace. Before our shares of Common Stock can be quoted on the OTCBB marketplace, we must obtain FINRA’s approval of a Form 211 Application filed a by a market maker. There can be no assurance that: (a) a market maker will agree to file the Form 211 Application on our behalf; (b) that FINRA will approve the Form 211 Application; or (c) that our application to be quoted on the OTCBB will be approved by OTC Markets Group Inc. Even if our Common Stock become quoted in the overthe-counter market, an active trading market for our Common Stock may not develop in the future.

RELATED SHAREHOLDER MATTERS

Holders

As of March 31, 2017 we had 19 record holders of our common stock, holding 20,278,400 shares of common stock.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, and general economic conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Securities authorized for issuance under equity compensation plans

None.

73

TRANSFER AGENT AND REGISTRAR

The transfer agent of our common stock is Pacific Stock Transfer Company, 6725 Via Austi Pkwy, Suite 300, Las Vegas, NV 89119; Phone: 702-361-3033, Fax: 702-433-1979.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the quarter ended March 31, 2017 (Unaudited) and the fiscal year ended December 31, 2016 should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this Registration Statement. Our discussion includes forward – looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward – looking statements as a result of certain risks and uncertainties. Although management believes that the assumptions made and expectations reflected in the forward – looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

RESULTS OF OPERATIONS

Assets

Total assets comprised of cash and property and equipment. During the quarter ended March 31, 2017 (Unaudited), the company has purchased the building at 160 Kerns Avenue, Buffalo, NY, at its historical cost of $290,000, which will act as its headquarter and facilities for events to be sponsored by the company. The building on the property is 83,553 square foot and has a theatre, gymnasium, cafeteria, press conference room, store, dormitory, outdoor sports field and parking lot. The property in general is in good condition.

Liabilities

The only liability of $50,582 is an advance of funds by a shareholder for use as working capital.

Operating Expenses

During the quarter ended March 31, 2017 (Unaudited), the Company incurred expenses of $20,838 for its initial start-up and public offering. These consisted mainly of professional fees and salaries.

Earnings or Losses after Taxes

The company incurred a net loss of $20,838 for the quarter ended March 31, 2017 (Unaudited) resulting from its operating expenses as there was no operating income in the quarter.

Cash Flow from Operations

The company generated a positive cash flow of $21,754 from its operations for the quarter ended March 31, 2017 (Unaudited), which is mainly attributable to the financing activities of the company.

LIQUIDITY AND CAPITAL RESOURCES

The company has also entered into 3 consulting agreements and 1 employment agreement. The compensation for these agreements included payment of cash and issuance of common stock of the company at a price of $5 per share. In total 1,400 shares were issued for these agreements.

As of March 31, 2017 (Unaudited), the company has $24,499 cash on hand. The company also had a stockholders’ equity of $266,832, but a working capital deficiency of $26,083 and accumulated deficit of $25,508. The positive stockholders’ equity was due to the issuance of 3,064,900 common shares for a value of $290,577.

74

FINANCIAL CONDITION

The company currently anticipates that its available cash resources will not be sufficient to meet its anticipated working capital for the next 12 months. We intend to rely upon the issuance of common stock and loans and advances from shareholders to fund the operation of the company and the development of the website.

If additional funds are raised through the further issuances of equity, the percentage ownership of current stockholders will be reduced.

In addition, the company may not be able to obtain additional financing on favorable terms, if at all. If adequate funds are not available or are not available on terms favorable to the company, the business, results of operations and financial condition could be adversely affected.

GOING CONCERN

Note 2 of the company’s attached financial statements notes that the company has yet to achieve profitable operations and that it has incurred losses from its inception in the amount of $25,508. Also, it is noted that in order to maintain its current level of operations, the company require additional working capital from either cash flow from operations or from sale of equity, However, the company currently has no commitments from any third parties for the purchase of equity. If the company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

75

US EXP GROUP INC.

Buffalo, New York

FINANCIAL REPORTS
AT
MARCH 31, 2017 and December 31, 2016

		Page
1)	Condensed Balance Sheets as of March 31, 2017 (Unaudited) and December 31, 2016	77
2)	Condensed Statement of Operations For the Three Months Ended March 31, 2017 (Unaudited)	78
3)	Condensed Statement of Change in Stockholders' Equity (Deficit) for the Period from December 9, 2016 (Date of Incorporation) to March 31, 2017 (Unaudited)	79
4)	Condensed Statement of Cash Flow For the Three Months Ended March 31, 2017 (Unaudited)	80
5)	Notes to Condensed Financial Statement (Unaudited)	81
6)	Report of Independent Registered Public Accounting Firm	89
7)	Balance Sheet as of December 31, 2016	90
8)	Statement of Operations For the Period from December 9, 2016 (Date of Incorporation) to December 31, 2016	91
9)	Statement of Changes in Stockholders' Deficit For the Period December 9, 2016 (Date of Incorporation) to December 31, 2016	92
10)	Statement of Cash Flows For the Period from December 9, 2016 (Date of Incorporation) to December 31, 2016	93
11)	Notes to Condensed Financial Statements	94

76

US EXP GROUP INC.

Condensed Balance Sheets

	March 31,	December 31,
	2017	2016
ASSETS	(Unaudited)
Current Assets
Cash	$24,499	$2,745
Total Current Assets	24,499	2,745
Property and Equipment, net (note 3)	292,915	—
Total Assets	$317,414	$2,745
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Due to a related party (note 4)	$50,582	$5,652
Total Liabilities	50,582	5,652
Commitments and Contingencies
Stockholders’ Equity (deficit)
Common stock, $0.0001 par value; 500,000,000
shares authorized, 20,278,400 and 17,213,500 shares
issued and outstanding, as of March 31, 2017 and December 31, 2016, respectively	2,028	1,721
Additional paid – in capital	290,313	342
Subscription receivable	(1)	(300)
Accumulated deficit	(25,508)	(4,670)
Total Stockholders’ Equity (deficit)	266,832	(2,907)
Total Liabilities and Stockholders’ Equity (deficit)	$317,414	$2,745

(See accompanying notes to condensed financial statements)

77

US EXP GROUP INC.

Condensed Statement of Operations

For the Three Months Ended March 31, 2017
(Unaudited)
Operating Expenses
Bank charges	$77
Entertainment	462
Office and General	1,428
Professional fees	15,135
Salary and Wages	2,113
Travel	1,623
Total Operating Expenses	20,838
Loss from Operations	(20,838)

Provision for Income Taxes	—
Net Loss	$(20,838)
Loss per Common Share – basic and diluted	$(0.00)
Weighted Average Number of Common Stock
during the period – basic and diluted	19,576,006

(See accompanying notes to condensed financial statements)

78

US EXP GROUP INC.

Condensed Statements of Stockholders’ Equity (Deficit)

Period from December 9, 2016 (Date of Incorporation) to March 31, 2017

			Additional			Total
	Common Stock		Paid-in	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Equity (Deficit)
Balance of December 9, 2016 (Inception)		$—	$—	$—	$—	$—
Issuance of common stock	17,213,500	1,721	—	(300)	—	1,421
Capital contribution by a shareholder	—	—	342	—	—	342
Net loss	—	—	—	—	(4,670)	(4,670)

Balance December 31, 2016	17,213,500	1,721	342	(300)	(4,670)	(2,907)
Issuance of common stock	2,773,500	277	—	299	—	576
Issuance of common stock for services	1,400	1	—	—	—	1
Issuance of common stock for property	290,000	29	289,971	—	—	290,000
Net Loss	—	—	—	—	(20,838)	(20,838)
Balance March 31, 2017 (Unaudited)	20,278,400	$2,028	$290,313	$(1)	$(25,508)	$266,832

(See accompanying notes to condensed financial statements)

79

US EXP GROUP INC.

Condensed Statement of Cash Flows

For the Three Months Ended March 31, 2017 (Unaudited)
Cash Flows from Operating Activities
Net loss	$(28,838)
Adjustments to reconcile net loss to net cash used in operating activities
Stock issued for services	1
Changes in operating assets and liabilities	—
Net Cash Used in Operating Activities	(20,837)
Cash Flows from Investing Activities
Acquisition of fixed assets	(2,915)
Net Cash Used in Investing Activities	(2,915)
Cash Flows from Financing Activities
Proceeds from issuance of common stock	576
Advance from a related party	44,930
Net Cash Provided by Financing Activities	45,506
Net increase in cash	21,754
Cash, beginning of period	2,745
Cash, end of period	$24,499
Supplemental Information:
Cash paid for interest	$—
Cash paid for taxes	$—

Non-Cash Investing and Financing Activities

During 2017, the Company issued 290,000 shares of common

stock for property with a historical cost of $290,000.

(See accompanying notes to condensed financial statements)

80

US EXP GROUP INC.

Notes to Condensed Financial Statements

March 31, 2017

(Unaudited)

Note 1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

US EXP Group Inc. (the “Company” or “we” or “us”) was incorporated in New York on December 9, 2016. The Company is authorized to issue 500,000,000 shares of common stock (see note 6) with a with par value $0.0001.

The Company will build www.PWORLD.net (the “Website”), which aims at creating a platform for patients. The Website will provide a communication platform for patients and medical professionals, provide information, digital entertainment, exhibit patients’ creative works, organize events, and conduct fund raising. The Website will also provide an e-commerce function. Online advertisement will be its important revenue source.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim information Regulation S-K. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments consisting of a normal and recurring nature considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2017 may not necessarily be indicative of the results that may be expected for the year ending December 31, 2017.

US EXP Group Inc. (Company) is a business whose planned principal operations are the creation, operation, and maintenance of www.PWORLD.net (the Website) that aims at creating a virtual patient world to provide humanistic and artistic concerns for patients through enriching their lives by the online platform for communication among patients and medical professionals, the exhibition and auction of patients’ creative works, the publication of Patients’ Daily and Medical Daily, the services of wellness digital entertainment, e-commerce, and advertising, which is driven by a series of events all year round. The presumption is that communication and creative work can make patients’ life more enjoyable, hence to enhance spiritual and psychological recovery and improve quality of life. The Company is currently conducting the design of the Website, the preparation of promotional events and related activities in order to operationalize the online services.

During the last year, the Company completed the conceptual and technical design of the Website, which combines the classic theory of Hawthorne Effect, the function of artistic creation, and the technology and service of Internet in order to produce a unique service model through the multiple language virtual patients’ world PWORLD.net. The Company registered “www.PWORLD.net” as a pending trademark in international classes of 41 and 42. The LOGO design has also finished. On March 3, 2017, the Company purchased a high school in Buffalo, NY as the headquarter and events center of the Website. A Wellness Film Academy is under design based on the property. The building of the Website is scheduled to be completed by June 28, 2017, the site technical support is GoDaddy, located in Arizona.

81

US EXP GROUP INC.

Notes to Condensed Financial Statements

March 31, 2017

(Unaudited)

Note 1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

February 18, 2017, the Wellness Film Festival, the Wellness Game Platform, and the Wellness Painting and Photography Exhibition and Auction (P Mall) all are in the preparation. We have a 20-member think tank in Buffalo, NY, including an economist, strategic consultant, business leadership lecturer, MBA, medical doctor, acupuncturist, pharmacologist, film studio director, film producer and film festival organizer, photographer, professional painter, professional writer, language scholar, professor in sociology, professor in communication, IT engineer and website builder, marketing expert, social activist, CPA, and corporate lawyer. Those members have worked together for 2-6 years. Our core members have organized an international patients’ team to endorse the Website. We are going to find some advertisers to support our events. The Company also is in the process of raising additional equity capital to support the completion of its development activities to provide the services as soon as possible. The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding to operationalize the website before another company develops a similar business model.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Property and Equipment

Property and equipment is recorded at cost and depreciated or amortized using the straight-line method over the estimated useful life of the asset.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less.

Revenue Recognition

Revenue is recognized when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists (sales agreements and customer purchase orders are used to determine the existence of an arrangement); (ii) delivery of goods has occurred and risks and benefits of ownership have been transferred, which is when the goods are received by the customer at its designated location in accordance with the sales terms; (iii) the sales price is both fixed and determinable, and (iv) collectability is reasonably assured.

Concentration

As of March 31, 2017, the Company was dependent on its CEO and principal shareholder to provide financing for operations.

82

US EXP GROUP INC.

Notes to Condensed Financial Statements

March 31, 2017

(Unaudited)

Note 1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

Advertising

Advertising revenues are derived principally from online advertising and marketing, including display advertising and promoted marketing, and, to a lesser extent, sponsorship arrangements.

The arrangements are evidenced by either online acceptance of terms and conditions or contracts that stipulate the types of advertising to be delivered, the timing and the pricing. Display advertising arrangements allow advertisers to place advertisements on particular areas of the Company’s websites or platform, in particular formats and over particular periods of time. Advertising revenues from display advertising arrangements are recognized ratably over the contract period of display, when the collectability is reasonably assured. The Company enters into cost per day (“CPD”) advertising arrangements with customers, under which the Company recognizes revenues ratably over the contract period. The Company also enters into cost per mille (“CPM”), or cost per thousand impressions, advertising arrangements with the customers, under which the Company recognizes revenues based on the number of times that the advertisement has been displayed.

Promoted marketing arrangements are primarily priced based on CPM or cost per engagement (“CPE”). An engagement may include when a user clicks on a link, becomes a follower of the marketing customer account, shares the promoted feed or marks the feed as a favorite. Under the CPM model, customers are obligated to pay when the advertisement is displayed, while under the CPE model, customers are obligated to pay based on the number of engagements with the marketing feed.

Sponsorship arrangements allow advertisers to sponsor a particular area on its websites in exchange for a fixed payment over the contract period. Advertising revenues from sponsorship are recognized ratably over the contract period. Advertising revenues derived from the design, coordination and integration of online advertising and sponsorship arrangements to be placed on the Company’s websites are recognized ratably over the term of such arrangements.

For advertising revenue arrangements where we are not the primary obligor, we recognize revenue on a net basis.

Payments and Other Fees

We enable Payments from people to purchase physical, virtual and digital goods from our developers. People can transact and make payments on the Website by using debit cards and credit cards, PayPal, mobile phone payments, gift cards, or other methods.

83

US EXP GROUP INC.

Notes to Condensed Financial Statements

March 31, 2017

(Unaudited)

Note 1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

When a person engages in a payment transaction for the purchase of a physical, virtual or digital good from a seller, we remit to the seller an amount that is based on the total amount of the transaction less the processing fee that we charge the seller. The price of the purchase is an amount that is solely determined by the seller. Our revenue is the net amount of the transaction, representing our processing fee for the service performed. We record revenue on a net basis as we do not consider ourselves to be the principal in the sale of the physical or virtual or digital good to the person. Additionally, we record all Payments revenue at the time of the purchase of the related virtual goods, net of estimated refunds or chargebacks.

Other fees, which includes the delivery of virtual reality platform devices and related platform sales, and our ad serving and measurement products, were not material in all periods presented in our financial statements.

Revenue is recognized net of applicable sales and other taxes.

Cost of Revenue

Our cost of revenue consists primarily of expenses associated with the delivery and distribution of our products. These include expenses related to the operation of our data centers, such as facility and server equipment depreciation, salaries, benefits, and share-based compensation for employees on our operations teams, and energy and bandwidth costs. Cost of revenue also includes credit card and other transaction fees related to processing customer transactions, amortization of intangible assets, costs associated with data partner arrangements, and cost of virtual reality platform device inventory sold.

Income Taxes

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of March 31, 2017, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

Loss Per Common Share

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of March 31, 2017, there are no outstanding dilutive securities.

84

US EXP GROUP INC.

Notes to Condensed Financial Statements

March 31, 2017

(Unaudited)

Note 1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

Fair Value of Financial Instruments

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

Recent Accounting Pronouncements

On November 20, 2015, FASB issued ASU-2015-17-Income Taxes. The Board is issuing this Update as part of its initiative to reduce complexity in accounting standards (the Simplification Initiative). The objective of the Simplification Initiative is to identify, evaluate, and improve areas of generally accepted accounting principles (GAAP) for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to users of financial statements. Current GAAP requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. To simplify the presentation of deferred income taxes, the amendments in this Update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this Update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this Update. For public business entities, the amendments in this Update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The Company is still in the process of evaluating future impact of adopting this standard. Management believes that the impact of this ASU to the Company’s financial statements would be insignificant.

85

US EXP GROUP INC.

Notes to Condensed Financial Statements

March 31, 2017

(Unaudited)

Note 1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows”. The amendments provide guidance on the following eight specific cash flow issues: (1) Debt Prepayment or Debt Extinguishment Costs; (2) Settlement of Zero-Coupon Debt Instruments or Other Debt Instruments with Coupon Interest Rates That Are Insignificant in Relation to the Effective Interest Rate of the Borrowing; (3) Contingent Consideration Payments Made after a Business Combination; (4)Proceeds from the Settlement of Insurance Claims; (5) Proceeds from the Settlement of Corporate-Owned Life Insurance Policies, including Bank-Owned; (6) Life Insurance Policies; (7) Distributions Received from Equity Method Investees; (8) Beneficial Interests in Securitization Transactions; and Separately Identifiable Cash Flows and Application of the Predominance Principle. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory”, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-06 will be effective for the Company in its first quarter of 2019. The Company is currently evaluating the impact of adopting ASU 2016-16 on its consolidated financial statements.

In October 2016, the FASB issued ASU 2016-17, “Consolidation (Topic 810): Interests Held through Related Parties That Are under Common Control”. The amendments affect reporting entities that are required to evaluate whether they should consolidate a variable interest entity in certain situations involving entities under common control. Specifically, the amendments change the evaluation of whether a reporting entity is the primary beneficiary of a variable interest entity by changing how a reporting entity that is a single decision maker of a variable interest entity treats indirect interests in the entity held through related parties that are under common control with the reporting entity. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

Management does not believe that any other recently issued, but not yet effective accounting standards if currently adopted would have a material effect on the accompanying financial statements.

86

US EXP GROUP INC.

Notes to Condensed Financial Statements

March 31, 2017

(Unaudited)

Note 2. Going Concern

The Company has not yet generated any revenue since inception to date and has sustained operating loss of $20,838 during the period ended March 31, 2017. The Company had a working capital of $26,083 and an accumulated deficit of $25,508 as of March 31, 2017. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

Note 3. Property and Equipment

			Net
		Accumulated	March 31,
	Cost	Depreciation	2017
	$		$
Land	58,600		58,600
Building	234,315	—	234,315
	292,915	—	292,915

The Company expects the construction of the building to be completed in May 2017 and will depreciate the building once it is placed in service over 39 years.

Note 4. Related Party Transactions

Due to a related party amounted to $50,582 as of March 31, 2017. Due to a related party are loans borrowed from a shareholder for operation purpose. The loans are non-interest bearing, unsecured and due on demand.

87

US EXP GROUP INC.

Notes to Condensed Financial Statements

March 31, 2017

(Unaudited)

Note 5. Stockholders’ Equity (Deficit)

The Company is authorized to issue 500,000,000 shares of common stock with par value $0.0001.

On December 15, 2016, the Company issued 14,213,500 shares of common stock to its CEO for $1,421 at $0.0001 per share. The amount was received on December 16, 2016.

On December 15, 2016, the Company issued 3,000,000 shares of common stock to a director for $300 at $0.0001 per share. The amount was received in February 28, 2017.

During the year ended December 31, 2016, the Company received a contribution from officers of $342. The contributions were recorded under additional paid in capital.

In 2017, the Company issued 1,400 shares for services provided with a fair value of $5 ($0.0001 per share).

In January 2017, the Company issued 2,773,500 shares to 15 shareholders for $277.35 for cash ($0.0001 per share).

In February 2017, the Company issued 290,000 shares to US Export Inc. in exchange for a building. The shares were valued at the historical cost of the asset. US Export Inc. is a shareholder of the Company and is majority owned by the same CEO.

Note 6. Subsequent Event

On May 3, 2017, the Company received a loan of $10,000 from its CEO for working capital. The loan is a non-secured, non interest and due on demand.

On June 14, 2017, the Company redomiciled from a New York corporation to a Nevada corporation with 50,000,000 shares of preferred stock with a par value of $0.0001 and 500,000,000 shares of common stock with a par value of $0.0001.

Management has evaluated subsequent events through June 27, 2017, the date which the financial statements were available to be issued. All subsequent events requiring recognition as of March 31, 2017 have been incorporated into these financial statements and there are no other subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

88

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

US EXP Group, Inc.

We have audited the accompanying balance sheet of US EXP Group, Inc. (the “Company”) as of December 31, 2016 and the related statement of operations, stockholders’ deficit and cash flows for the period December 9, 2016 (date of incorporation) to December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of US EXP Group, Inc. as of December 31, 2016 and the results of its operations and its cash flows for the period December 9, 2016 (date of incorporation) to December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $4,670, a working capital deficit of $2,907 and used cash in operations of $4,670 for the year ended December 31, 2016. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

April 30, 2017

89

US EXP GROUP INC.

Balance Sheet

December 31,
2016
ASSETS
Current Assets
Cash	$2,745
Total Assets	$2,745
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Due to a related party (Note 3)	$5,652
Total Liabilities	5,652
Commitments and Contingencies
Stockholders’ Deficit
Common stock, $0.0001 par value; 500,000,000 shares
authorized, 17,213,500 shares issued and outstanding,	1,721
Additional paid – in capital	342
Subscription Receivable (Note 3)	(300)
Accumulated deficit	(4,670)
Total Stockholders’ Deficit	(2,907)
Total Liabilities and Stockholders’ Deficit	$2,745

(See accompanying notes to financial statements)

90

US EXP GROUP INC.

Statement of Operations

For the Period from December 9, 2016 (Date of Incorporation) to December 31, 2016
Operating Expenses
Office and General	$4,670
Net Loss before Provision for Income Taxes	4,670
Provision for Income Taxes	—
Net Loss	$(4,670)
Loss per common share – basic and diluted	$(0.00)
Weighted Average Number of Common Stock
during the period – basic and diluted	17,213,500

(See accompanying notes to financial statements)

91

US EXP GROUP INC.

Statement of Stockholders’ Deficit

Period from December 9, 2016 (Date of Incorporation) to December 31, 2016

			Additional			Total
	Common Stock		Paid-in	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Deficit
Balance December 9, 2016 (Inception)		$—	$—	$—	$—	$—
Issuance of common stock	17,213,500	1,721	—	(300)	—	1,421
Capital contribution by a shareholder	—	—	342	—	—	342
Net loss	—	—	—	—	(4,670)	(4,670)

Balance December 31, 2016	17,213,500	$1,721	$342	$(300)	$(4,670)	$(2,907)

(See accompanying notes to financial statements)

92

US EXP GROUP INC.

Statement of Cash Flows

For the Period from
December 9, 2016
(Date of Incorporation)
to December 31,
Cash Flows from Operating Activities	2016
Net loss	$(4,670)
Changes in operating assets and liabilities	—
Net Cash Used in Operating Activities	(4,670)
Cash Flows from Financing Activities
Proceeds from issuance of common stock	1,421
Proceeds from shareholder contribution	342
Advance from a related party	5,652
Net Cash Provided by Financing Activities	7,415
Net increase in cash	2,745
Cash, beginning of period	—
Cash, end of period	$2,745
Supplemental Information:
Cash paid for interest	$—
Cash paid for taxes	$—

(See accompanying notes to financial statements)

93

US EXP GROUP INC.

Notes to Financial Statements

December 31, 2016

Note 1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

US EXP Group Inc. (the “Company” or “we” or “us”) was incorporated in New York on December 9, 2016. The Company is authorized to issue 500,000,000 shares of common stock, with par value $0.0001.

The Company will build www.PWORLD.net (the “Website”), which aims at creating a platform for patients. The Website will provide a communication platform for patients and medical professionals, provide information, digital entertainment, exhibit patients’ creative works, organize events, and conduct fund raising. The Website will also provide an e-commerce function. Online advertisement will be its important revenue source.

Basis of Presentation

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

US EXP Group Inc. (Company) is a business whose planned principal operations are the creation, operation, and maintenance of www.PWORLD.net (the Website) that aims at creating a virtual patient world to provide humanistic and artistic concerns for patients through enriching their lives by the online platform for communication among patients and medical professionals, the exhibition and auction of patients’ creative works, the publication of Patients’ Daily and Medical Daily, the services of wellness digital entertainment, e-commerce, and advertising, which is driven by a series of events all year round. The presumption is that communication and creative work can make patients’ life more enjoyable, hence to enhance spiritual and psychological recovery and improve quality of life. The Company is currently conducting the design of the Website, the preparation of promotional events and related activities in order to operationalize the online services.

During the last year, the Company completed the conceptual and technical design of the Website, which combines the classic theory of Hawthorne Effect, the function of artistic creation, and the technology and service of Internet in order to produce a unique service model through the multiple language virtual patients’ world PWORLD.net. The Company registered “www.PWORLD.net” as a pending trademark in international classes of 41 and 42. The LOGO design has also finished. On March 3, 2017, the Company purchased a high school in Buffalo, NY as the headquarter and events center of the Website. A Wellness Film Academy is under design based on the property. The building of the Website is going to be completed by May 10, 2017, the site technical support is Godaddy, located in Arizona.

94

US EXP GROUP INC.

Notes to Financial Statements

December 31, 2016

Note 1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

February 18, 2017, the Wellness Film Festival, the Wellness Game Platform, and the Wellness Painting and Photography Exhibition and Auction (P Mall) all are in the preparation. We have a 20-member think tank in Buffalo, NY, including an economist, strategic consultant, business leadership lecturer, MBA, medical doctor, acupuncturist, pharmacologist, film studio director, film producer and film festival organizer, photographer, professional painter, professional writer, language scholar, professor in sociology, professor in communication, IT engineer and website builder, marketing expert, social activist, CPA, and corporate lawyer. Those members have worked together for 2-6 years. Our core members have organized an international patients’ team to endorse the Website. We are going to find some advertisers to support our events. The Company also is in the process of raising additional equity capital to support the completion of its development activities to provide the services as soon as possible. The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding to operationalize the website before another company develops similar business model.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less.

Revenue Recognition

Revenue is recognized when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists (sales agreements and customer purchase orders are used to determine the existence of an arrangement); (ii) delivery of goods has occurred and risks and benefits of ownership have been transferred, which is when the goods are received by the customer at its designated location in accordance with the sales terms; (iii) the sales price is both fixed and determinable, and (iv) collectability is reasonably assured.

Concentration

During 2016, the Company was dependent on its CEO and principal shareholder to provide financing for operations.

95

US EXP GROUP INC.

Notes to Financial Statements

December 31, 2016

Note 1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

Advertising

Advertising revenues are derived principally from online advertising and marketing, including display advertising and promoted marketing, and, to a lesser extent, sponsorship arrangements.

The arrangements are evidenced by either online acceptance of terms and conditions or contracts that stipulate the types of advertising to be delivered, the timing and the pricing. Display advertising arrangements allow advertisers to place advertisements on particular areas of the Company’s websites or platform, in particular formats and over particular periods of time. Advertising revenues from display advertising arrangements are recognized ratably over the contract period of display, when the collectability is reasonably assured. The Company enters into cost per day (“CPD”) advertising arrangements with customers, under which the Company recognizes revenues ratably over the contract period. The Company also enters into cost per mille (“CPM”), or cost per thousand impressions, advertising arrangements with the customers, under which the Company recognizes revenues based on the number of times that the advertisement has been displayed.

Promoted marketing arrangements are primarily priced based on CPM or cost per engagement (“CPE”). An engagement may include when a user clicks on a link, becomes a follower of the marketing customer account, shares the promoted feed or marks the feed as a favorite. Under the CPM model, customers are obligated to pay when the advertisement is displayed, while under the CPE model, customers are obligated to pay based on the number of engagements with the marketing feed.

Sponsorship arrangements allow advertisers to sponsor a particular area on its websites in exchange for a fixed payment over the contract period. Advertising revenues from sponsorship are recognized ratably over the contract period. Advertising revenues derived from the design, coordination and integration of online advertising and sponsorship arrangements to be placed on the Company’s websites are recognized ratably over the term of such arrangements.

For advertising revenue arrangements where we are not the primary obligor, we recognize revenue on a net basis.

Payments and Other Fees

We enable Payments from people to purchase physical, virtual and digital goods from our developers. People can transact and make payments on the Website by using debit cards and credit cards, PayPal, mobile phone payments, gift cards, or other methods.

96

US EXP GROUP INC.

Notes to Financial Statements

December 31, 2016

Note 1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

When a person engages in a payment transaction for the purchase of a physical, virtual or digital good from a seller, we remit to the seller an amount that is based on the total amount of the transaction less the processing fee that we charge the seller. The price of the purchase is an amount that is solely determined by the seller. Our revenue is the net amount of the transaction, representing our processing fee for the service performed. We record revenue on a net basis as we do not consider ourselves to be the principal in the sale of the physical or virtual or digital good to the person. Additionally, we record all Payments revenue at the time of the purchase of the related virtual goods, net of estimated refunds or chargebacks.

Other fees, which includes the delivery of virtual reality platform devices and related platform sales, and our ad serving and measurement products, were not material in all periods presented in our financial statements.

Revenue is recognized net of applicable sales and other taxes.

Cost of Revenue

Our cost of revenue consists primarily of expenses associated with the delivery and distribution of our products. These include expenses related to the operation of our data centers, such as facility and server equipment depreciation, salaries, benefits, and share-based compensation for employees on our operations teams, and energy and bandwidth costs. Cost of revenue also includes credit card and other transaction fees related to processing customer transactions, amortization of intangible assets, costs associated with data partner arrangements, and cost of virtual reality platform device inventory sold.

Income Taxes

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2016 there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

97

US EXP GROUP INC.

Notes to Financial Statements

December 31, 2016

Note 1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

The Company’s income tax expense differed from the statutory rates (federal 34% and state 6.5%) as follows:

December 31, 2016
Expected tax expense (benefit) – Federal	$(1,588)
Expected tax expense (benefit) – State	(200)
Change in valuation allowance	1,788
Provision for income taxes (benefit)	$—

The net deferred income taxes in the accompanying balance sheet include the following amounts of deferred tax assets and liabilities:

Gross Deferred tax assets:
Net operating loss carryforwards	$(1,788)
Total deferred tax assets	1,788
Less: valuation allowance	(1,788)
Net deferred tax asset recorded	$—

As of December 31, 2016, the Company has a net operating loss carry forward of approximately $4,670 available to offset future taxable income through December 31, 2036. The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating loss and the uncertainty of the Company’s ability to utilize all of the net operating loss carryforwards before they will expire through the year 2036.

The net change in the valuation allowance for the period ended December 31, 2016 was an increase of $1,788.

The company’s federal income tax returns for the period ended December 31, 2016 remain subject to examination by the Internal Revenue Service and State Tax Authorities through 2021.

Loss Per Common Share

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2016, there are no outstanding dilutive securities.

98

US EXP GROUP INC.

Notes to Financial Statements

December 31, 2016

Note 1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

Fair Value of Financial Instruments

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

Recent Accounting Pronouncements

On November 20, 2015, FASB issued ASU-2015-17-Income Taxes. The Board is issuing this Update as part of its initiative to reduce complexity in accounting standards (the Simplification Initiative). The objective of the Simplification Initiative is to identify, evaluate, and improve areas of generally accepted accounting principles (GAAP) for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to users of financial statements. Current GAAP requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. To simplify the presentation of deferred income taxes, the amendments in this Update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this Update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this Update. For public business entities, the amendments in this Update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The Company is still in the process of evaluating future impact of adopting this standard. Management believes that the impact of this ASU to the Company’s financial statements would be insignificant.

99

US EXP GROUP INC.

Notes to Financial Statements

December 31, 2016

Note 1. Nature of Operations and Summary of Significant Accounting Policies (Continued)

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows”. The amendments provide guidance on the following eight specific cash flow issues: (1) Debt Prepayment or Debt Extinguishment Costs; (2) Settlement of Zero-Coupon Debt Instruments or Other Debt Instruments with Coupon Interest Rates That Are Insignificant in Relation to the Effective Interest Rate of the Borrowing; (3) Contingent Consideration Payments Made after a Business Combination; (4)Proceeds from the Settlement of Insurance Claims; (5) Proceeds from the Settlement of Corporate-Owned Life Insurance Policies, including Bank-Owned; (6) Life Insurance Policies; (7) Distributions Received from Equity Method Investees; (8) Beneficial Interests in Securitization Transactions; and Separately Identifiable Cash Flows and Application of the Predominance Principle. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory”, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-06 will be effective for the Company in its first quarter of 2019. The Company is currently evaluating the impact of adopting ASU 2016-16 on its consolidated financial statements.

In October 2016, the FASB issued ASU 2016-17, “Consolidation (Topic 810): Interests Held through Related Parties That Are under Common Control”. The amendments affect reporting entities that are required to evaluate whether they should consolidate a variable interest entity in certain situations involving entities under common control. Specifically, the amendments change the evaluation of whether a reporting entity is the primary beneficiary of a variable interest entity by changing how a reporting entity that is a single decision maker of a variable interest entity treats indirect interests in the entity held through related parties that are under common control with the reporting entity. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

Management does not believe that any other recently issued, but not yet effective accounting standards if currently adopted would have a material effect on the accompanying financial statements.

100

US EXP GROUP INC.

Notes to Financial Statements

December 31, 2016

Note 2. Going Concern

The Company has not yet generated any revenue since inception to date and has sustained operating loss of $4,670 during the period ended December 31, 2016. The Company had a working capital deficit of $2,607 and an accumulated deficit of $4,670 as of December 31, 2016. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

Note 3. Related Party Transactions

Due from a related party amounted to $300 as of December 31, 2016. It represents amount due from a director for 3,000,000 shares of common stock issuance to the director at $0.0001 per share. The receivable was received on February 28, 2017.

Due to a related party amounted to $5,652 as of December 31, 2016. Due to a related party are loans borrowed from a shareholder for operation purpose. The loan is non- interest bearing, unsecured and due on demand.

101

US EXP GROUP INC.

Notes to Condensed Financial Statements

December 31, 2016

Note 4. Stockholders’ Deficit

The Company is authorized to issue 500,000,000 shares of common stock with par value $0.0001.

On December 15, 2016, the Company issued 14,213,500 shares of common stock to its CEO for $1,421 at $0.0001 per share. The amount was received on December 16, 2016.

On December 15, 2016, the Company issued 3,000,000 shares of common stock to a director for $300 at $0.0001 per share. The amount was received on February 28, 2017.

During the year ended December 31, 2016, the Company received a contribution from officers of $342. The contributions were recorded under additional paid in capital.

Note 5. Subsequent Event

In January 2017, the Company issued 500 shares to one unrelated party for services provided valued at $0.0001 per share.

In January 2017, the Company issued 2,773,500 shares to 15 shareholders for $277.35 valued at $0.0001 per share.

In February 2017, the Company issued 290,000 shares to US Export Inc. in exchange for a building. The shares were valued at historical costs. US Export Inc. is a shareholder of the Company and is majority owned by the same CEO.

In February 2017, the Company issued 300 shares to one unrelated party for services provided valued at $0.0001 per share.

In March 2017, the Company issued 600 shares to two unrelated parties for services provided valued at $0.0001 per share.

Management has evaluated subsequent events through April 24, 2017, the date which the financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2016 have been incorporated into these financial statements and there are no other subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

102

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors, Secretary and Chief Compliance Officer

Our directors, executive officers and key employees are listed below. All directors hold office until the next annual meeting of the board or until their successors have been duly elected and qualified. Officers elected by the board of directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the board of directors.

Name	Age	Positions
Wenyi Yu	54	Director Chief Executive Officer
Fang Li	63	Corporate Director
Scott D. Marchant	45	Secretary of Board of Directors; General Counsel
Jonathan J. Willard	47	Chief Financial Officer

BIOGRAPHIES

1. Dr. Wenyi Yu. Dr. Yu is the founder, Director, and Chief Executive Officer of US EXP GROUP INC., and the founder of the PWORLD website. Dr. Yu received a Bachelor of Medicine degree from Sun Yet-sen Medical College, Guangzhou, China in 1984, a Master of Medicine degree in Surgery at Ruijin Hospital, Shanghai, China in 1991, a Ph.D. in Economics from Fudan University, Shanghai, China in 1993, Lecturer of Industrial and General Management (Tsinghua University, Beijing, 1993-1998); General manager of Xinghuo Investment Company, Ministry of Mineral Resources, PRC, 1998-1999, Senior Economist (1999), Post-doctorate in Applied Economics (Fudan University, Shanghai, 2000-2003), founder, Senior Researcher and director of Center for Film and Television Studies, Culture Industries Institute, Peking University (Beijing, 2005-2006); author of the creative book “The Study on Super Movie” (Hong Kong2005); founder of the theory and subject Culture Finance (Peking University, 2006), founder, Senior Researcher, and director of Center for Culture Finance Studies, Institute for Culture Industries, Peking University (2007-present), chief consultant in the planning of arts and industrial campus(2006-present); visiting scholar (BS, SUNY, NYS, 2011-2013), member of Robotic Industries Association, USA(2013-2014), the founder of industrial incubator REE model (Beijing, Buffalo, 2009-2014).

In 2012-2014, Dr. Yu was a representative of DLD Group China. The company’s principal business is e-commerce. It had branches in most provinces of China. The business hired 300 employees for its headquarters.

On April 5, 2012, Dr. Yu founded US Export, Inc. in Erie County, New York State. He is also director and CEO of the company. Based on his Regional Economic Engine (REE) model, US Export, Inc. purchased real estate located at 160 Kerns Avenue, Buffalo, NY 14211 on November 18, 2013. The property is 4.78 acres located in a R-2 zone densely populated area. An 84,000 square feet building is located on this property. In February, 2017, US Export, Inc. transferred the property to the Company in exchange for stock.

103

Dr. Yu is a Chinese National and United States Permanent Resident.

2. Ms. Fang Li. Ms. Li is a co-founder and Director of US EXP GROUP INC. She is in charge of the Company’s strategic management and patient resource development in China.

Ms. Fang Li is also a member of China Cosmetic and Plastic Surgeon Association (a sector of China Medical Doctor Association, CMDA), and she is a council member of Zhengzhou City Plastic and Cosmetic Association, Henan Province, China.

Ms. Fang Li graduated from Zhengzhou Railway Medical College, Zhengzhou City, Henan Province, China in 1977.

Ms. Fang Li founded Fangyi Plastic Clinic in 1988. Since then, she has worked there providing cosmetic plastic surgery services. Her business has grown quickly with many successful surgical procedures. It began with a working area of 1000 SF in 1988, and now covers 30,000 SF. Currently it is equipped with the latest in advanced equipment and instruments. It was awarded “Consumer Preferred Plastic Institution,” “Henan Province Integrity Institution in Plastic Surgery,” and “Middle China Pioneer Enterprise in Leading Fashion.” Fangyi Clinic has a Cosmetic Surgery Department, a Traditional Chinese Medicine Cosmetic Department, Cosmetic Stomatology Department, Anesthesia Department, Pharmacy Department, Operation Center, and Observation Rooms as well as Marketing Department. Fangyi now has 120 employees. The clinic is approved by the government of the PRC to function as a professional cosmetic and plastic surgery hospital.

3. Mr. Scott D, Marchant. Mr. Marchant serves in the dual functions of Corporate Secretary and General Counsel for the Company. Mr. Marchant has nearly twenty years of corporate legal practice experience in both large and small legal environments with an emphasis on closely or privately held companies. He has been in the private practice of law since 1998. He also has extensive experience in the area of governance, labor relations, and budgeting. His legal practice has covered real estate, business formation, international export compliance, contract review and negotiation, employment and labor relations, and legal defense.

His education includes: 1. Albany Law School, J.D., 1997; 2. State University of New York College at Geneseo, B.A., Political Science, legal Studies, American History 1994.

4. Mr. Jonathan Jay Willard. Mr. Willard serves as the Chief Financial Officer of the Company. He is a Certified Public Accountant, and president of Willard & Associates Accounting and Tax Services, Inc. He has held that position since 2005 at that firm, which provides accounting and tax services. Mr. Willard is also an adjunct professor of accounting of D’Youville College, Buffalo, NY from 2011 to present.

In 1993, Mr. Willard received a bachelor’s of business administration, concentration in accounting from Alfred State College located in Alfred, NY.

FAMILY RELATIONSHIPS

No family relationship exists between or among any of our officers and directors.

AUDIT COMMITTEE

The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has Mr. Jonathan Jay Willard as its Chief Financial Officer and tax consultant.

104

CODE OF BUSINESS CONDUCT AND ETHICS

On June 1, 2017, we adopted a Code of Business Conduct and Ethics applicable to our officers, including our principal executive officer, principal financial officer, principal accounting officer or controller and any other persons performing similar functions. Our Code of Business Conduct and Ethics was designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to our Code of Business Conduct and Ethics. A copy of our Code of Business Conduct and Ethics will be posted on our website. Our Code of Business Conduct and Ethics will be provided free of charge by us to interested parties upon request. Requests should be made in writing and directed to the Company at the following address: 160 Kerns Avenue, Buffalo, NY 14211.

NOMINATING COMMITTEE

We have not adopted any procedures by which security holders may recommend nominees to our Board of Directors.

DIRECTOR INDEPENDENCE

The Company is not quoted on a national securities exchange, and therefore it is not subject to any director independence requirements. None of the Company’s present directors qualify as an independent director pursuant to Rule 10A-3 promulgated under the Exchange Act due to their affiliation with the Company as employees or officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the annual compensation of our officers for the period from inception until March 1, 2017.

Name	Position	Year	Salary ($)	Other Compensation ($)	Total
Wenyi Yu	Director, CEO	2017	0	0	0
Fang Li	Director	2017	0	60,000 shares of common stock in advance as whole compensation for her service term, which was already issued to her.	60,000 shares of common stock
Scott Marchant	Secretary of Board of Directors	2017	0	0	0
Jonanthan Willard	CFO	2017	0	0	0

Outstanding Equity Awards at Fiscal YearEnd Table

None.

Compensation of Directors

Our directors are not compensated for their services.

105

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

US Export, Inc. US Export, Inc. is a company controlled by Dr. Wenyi Yu. US Export, Inc. loaned the Company $50,582 as of March 31, 2017. The loan is interest free and is due on demand. US Export, Inc. transferred its real estate holdings to the Company in February, 2017 in exchange for 290,000 shares of the Company’s common stock. The real estate holdings consisted of property located at 160 Kerns Avenue, Buffalo, NY 14211(160 Kerns Campus). It was purchased by US Export, Inc. at a price of $165,000 on November 18, 2013. The commercial property covers 4.78 acres in a R-2 zone densely populated area. The property has an 84,000 square feet building located on it, which has a theater, gym, restaurant, store, chapel, classroom, dormitory and clinic.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHODERS

The following table sets forth the number of shares of common stock owned by our principal stockholders (certain beneficial owners) as of June 1, 2017. The principal stockholders consist of: (1) those persons known by the Company to be owners of more than 5% of our outstanding common stock, (2) each of our officers and directors, and (3) all executive officers and directors as a group:

Name	Position	Number of Shares Beneficially Owned	Percent of Ownership of Common Stock (1)
Wenyi Yu (2) 160 Kerns Avenue Buffalo, NY 14211	Director, CEO	14,213,500	70.1
Fang Li 160 Kerns Avenue Buffalo, NY 14211	Director	3,000,000	14.8
Scott Marchant 160 Kerns Avenue Buffalo, NY 14211	Secretary of Board of Directors	4,900	(3)
Jonanthan Willard 160 Kerns Avenue Buffalo, NY 14211	CFO	500	(3)
All Officers and directors as a Group		17,218,900	84.9

(1) Applicable percentage ownership is based on 20,278,400 shares outstanding as of June 1, 2017. There are no options, warrants, rights, conversion privileges or similar rights to acquire the common stock of the Company outstanding as of June 1, 2017.

(2) 290,000 shares are owned directly by US Export, Inc. and owned beneficially by Dr. Yu as the control person of US Export, Inc. The remaining shares are owned directly by Dr. Yu.

(3) Less than one tenth of one percent.

106

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the New York corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered by this prospectus. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC.

For further information about us and our common stock, you should refer to the registration statement, including the exhibits. This prospectus summarizes provisions that we consider materials of certain contracts and other documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-202-551-8909. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website at (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

The Date of This Prospectus is June 30, 2017

107

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Estimated

Securities and Exchange Commission Registration Fee	$1,664
Transfer Agent Fees	$3,000
Accounting fees and expenses	$1,250
Auditing fees and expenses	$30,000
Legal fees and expenses	$30,000
Consultation for business plan	$2,080
Blue Sky fees and expenses Printing and Engraving	$4,000
Total	$71,994

Item 14. Indemnification of Directors and Officers.

Our bylaws and articles of incorporation provide that our officers and directors are indemnified to the fullest extent provided by the Nevada Revised Statutes ("NRS").

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors' immunity. The NRS excepts from that immunity (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

The Company has not purchased insurance for the directors and officers which would provide coverage for their acts as an officer or director of the Company.

Item 15. Recent Sales of Unregistered Securities.

On December 15, 2016, we sold 17,213.500 shares of our common stock to two (2) of our founders at $0.0001 per share. The total amount received in this offering was $1,721.35. These shares were sold on a private placement basis, no underwriter was involved in the sale and no commission were paid in connection with such sales.

On February 14, 2017, we sold 290,000 shares of our common stock to US Export, Inc. in exchange for the property described above. These shares were sold on a private basis, no underwriter was involved in the sale and no commission were paid in connection with the sale.

In March, 2017 the Company issued 1,400 shares of common stock for services provided. These shares were value at $5.00 per share. These shares were sold on a private basis, no underwriter was involved in the sale and no commissions were paid in connection with such sale.

108

In January, 2017 the Company issued 2,773,500 shares to 15 shareholders for $277.35. These shares were sold on a private basis, no underwriter was involved in the sale and no commissions were paid in connection with such sale.

Each of the offerings of securities described above was conducted as a private placement and was exempt from the registration requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2). Each investor was suitable for the purchase of the shares and each was given adequate access to sufficient information to make an informed investment decision.

Item 16. Exhibit and Financial Statement Schedules.

Number Description

3.1 Certificate of Incorporation of the Registrant

3.2 Bylaws of the Registrant

4.1 Specimen Common Stock Certificate

5.1 Opinion and Consent of Jones & Haley, P.C.

23.1 Consent of Liggett & Webb, P.A., Independent Registered Public Accounting Firm

25 Power of Attorney located on the signature page of the Registration Statement.

__________________________________________________

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Registrant hereby undertakes that it:

(1)       To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including, but not limited to, any addition or deletion of managing underwriter;

109

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)       For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)       For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

(7)       For the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed pursuant to Rule 424()(3) shall be deemed to be a part of this registration statement as of the date the filed prospectus is deemed part of and included in this registration statement;
(ii)	Each prospectus require to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed incorporated by reference into the registration statement or prospectus that is a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
110

(iii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in any document incorporated or deemed incorporated by reference into the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

111

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Buffalo, State of New York on June 23, 2017.

US EXP GROUP INC.

By: /s/ Wenyi Yu

Wenyi Yu

Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities indicated below.

112